Exhibit 10.36

                             CUMBERLAND OFFICE PARK


                                 LEASE AGREEMENT



                                 BY AND BETWEEN



                 PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.



                                       AND



                         SIMIONE CENTRAL HOLDINGS, INC.









                                January 16, 2001

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
ARTICLE 1
         BASIC LEASE INFORMATION AND CERTAIN DEFINITIONS.......................1

ARTICLE 2
         PREMISES AND QUIET ENJOYMENT..........................................2

ARTICLE 3
         TERM; COMMENCEMENT DATE; DELIVERY AND ACCEPTANCE OF PREMISES..........2

ARTICLE 4
         RENT..................................................................3

ARTICLE 5
         OPERATING COSTS.......................................................4

ARTICLE 6
         PARKING...............................................................6

ARTICLE 7
         SERVICES OF LANDLORD..................................................6

ARTICLE 8
         ASSIGNMENT AND SUBLETTING.............................................7

ARTICLE 9
         REPAIRS...............................................................9

ARTICLE 10
         ALTERATIONS..........................................................10

ARTICLE 11
         LIENS................................................................11

ARTICLE 12
         USE AND COMPLIANCE WITH LAWS.........................................11

ARTICLE 13
         DEFAULT AND REMEDIES.................................................12

ARTICLE 14
         INSURANCE............................................................13

ARTICLE 15
         DAMAGE BY FIRE OR OTHER CAUSE........................................14

ARTICLE 16
         CONDEMNATION.........................................................15

ARTICLE 17
         INDEMNIFICATION......................................................16

ARTICLE 18
         SUBORDINATION AND ESTOPPEL CERTIFICATES..............................16

ARTICLE 19
         SURRENDER OF THE PREMISES............................................17

ARTICLE 20
         LANDLORD'S RIGHT TO INSPECT..........................................18

ARTICLE 21
         SECURITY DEPOSIT.....................................................18

ARTICLE 22
         BROKERAGE............................................................18

ARTICLE 23
         OBSERVANCE OF RULES AND REGULATIONS..................................18

ARTICLE 24
         NOTICES..............................................................18

ARTICLE 25
         MISCELLANEOUS........................................................19

ARTICLE 26
         SUBSTITUTION SPACE...................................................21

ARTICLE 27
         OTHER DEFINITIONS....................................................23

     The following Exhibits and Riders are attached hereto and by this reference made a part of this Lease:

EXHIBIT A          -        FLOOR PLAN OF THE PREMISES

EXHIBIT B          -        THE LAND

EXHIBIT C          -        LEASEHOLD IMPROVEMENTS

EXHIBIT D          -        FORM OF COMMENCEMENT NOTICE

RIDER NO. 1        -        RULES AND REGULATIONS

RIDER NO. 2        -        SPECIAL STIPULATIONS

                             INDEX OF DEFINED TERMS

     Definitions of certain terms used in this Lease are found in the following sections:

TERM                                                 LOCATION OF DEFINITION

Additional Rent                                       Section 1.1N
Adjustment Date(s) Section 4.3
Bankruptcy Code                                       Section 8.6
Base Building Condition                               Exhibit C
Base Index                                            Section 4.3
Base Rent                                             Section 1.2M
Base Year Operating Costs                             Section 1.1O
Basic Lease Information and Certain Definitions       Article 1
Broker                                                Section 1.1R
Building                                              Section 1.1B
Building Standard                                     Exhibit C
Business Days                                         Article 27
Commencement Date  Section 1.1F
Common Areas                                          Article 27
days                                                  Article 27
Events of Default                                     Section 13.1
Expiration Date                                       Section 1.1G
herein, hereof, hereby, hereunder and words
  of similar import                                   Article 27
include and including                                 Article 27
Interest Rate                                         Section 4.2
Land                                                  Section 1.1C
Landlord           Preamble
Landlord's Address for Notice                         Section 1.1S
Landlord's Address for Payment                        Section 1.1T
Landlord's Operating Costs Estimate                   Section 5.1
Landlord's Work                                       Exhibit C
Leasehold Improvements                                Exhibit C
Lease Year                                            Section 4.3
Net Rentable Area                                     Article 27
Net Rentable Area of the Building                     Section 1.1J
Net Rentable Area of the Premises                     Section 1.1I
Non-Building Standard                                 Exhibit C
Office Park                                           Section 2.1
Operating Costs                                       Section 5.2
Parking Facilities                                    Section 1.1D
Project                                               Section 1.1E
Premises                                              Section 1.1A
Reference to Landlord as having "no liability
  to Tenant" or being "without liability to
  Tenant" or words of like import                     Article 27
Rent                                                  Section 1.1L
repair                                                Article 27
Security Deposit                                      Section 1.1Q
Substitution Space                                    Article 26
Successor Landlord                                    Section 18.2
Taxes                                                 Section 5.2
Tenant                                                Preamble & Article 27
Tenant Delay                                          Exhibit C
Tenant's Address for Notice                           Section 1.1U
Tenant's Allowance                                    Exhibit C
Tenant's Parking Permits                              Section 6.1
Tenant's Permitted Uses                               Section 1.1P
Tenant's Property                                     Section 14.1A(a)
Tenant's Share                                        Section 1.1K
Tenant's Work                                         Exhibit C
Term                                                  Section 1.1H
termination of this Lease and words of like import    Article 27
terms of this Lease                                   Article 27
this Lease                                            Preamble
Usable Area of Premises                               Exhibit C
year                                                  Article 27

                                 LEASE AGREEMENT


     THIS LEASE AGREEMENT ("this Lease") is made and entered into by and between PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership ("Landlord") and SIMIONE CENTRAL HOLDINGS, INC., a Delaware corporation ("Tenant"), upon all the terms set forth in this Lease and in all Exhibits and Riders hereto, to each and all of which terms Landlord and Tenant hereby mutually agree, and in consideration of One Dollar ($1.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the rents, agreements and benefits flowing between the parties hereto, as follows:

                                    ARTICLE 1
                 BASIC LEASE INFORMATION AND CERTAIN DEFINITIONS

     SECTION 1.1 Each reference in this Lease to information and definitions contained in the Basic Lease Information and Certain Definitions and each use of the terms capitalized and defined in this Section 1.1 shall be deemed to refer to, and shall have the respective meaning set forth in, this Section 1.1.


A.  Premises:                           The  portion of the third (3rd) floor of
                                        the Building,  presently  known as Suite
                                        No. 310, as said space is identified by diagonal lines or shaded area on the floor plans attached hereto as Exhibit
                                        A.

B.  Building:                           The building  constructed by Landlord on
                                        a portion of the Land, said building being known as 2625 Cumberland Parkway, Atlanta, Georgia 30339.

C.  Land:                               Those certain  parcels of land described
                                        under the caption "Land" in Exhibit B hereof.

D.  Parking Facilities:                 The surface parking which is adjacent to
                                        the Building.

E.  Project:                            The Land and all  improvements  thereon,
                                        including  the  Building,   the  Parking
                                        Facilities, and all Common Areas.

F.  Commencement Date:                  That  certain  date on  which  the  Term
                                        shall commence, as determined pursuant to the provisions of Article 3 hereof.

G.  Expiration Date:                    11:59 p.m.  on that date  which  follows
                                        the Commencement Date by thirty-six (36) months.

H.  Term:                               Approximately three (3) years, beginning
                                        on the Commencement Date and ending on the Expiration Date, unless this Lease is sooner terminated as provided herein.

I.  Net Rentable Area of Premises:      Approximately    12,431   square   feet,
                                        subject to the provisions of Section 3.3 hereof.

J.  Net Rentable Area of the Building:  Approximately    78,317   square   feet,
                                        subject to the provisions of Section 3.3 hereof.

K.  Tenant's Share:                     15.873%  representing  a  fraction,  the
                                        numerator  of which is the Net  Rentable
                                        Area of the Premises and the denominator of which is the Net Rentable Area of the Building, subject to future adjustment pursuant to the provisions of Section
                                        5.4 hereof.

L.  Rent:                               The Base Rent and the Additional Rent.

M.  Base Rent:                          The Base Rent shall be  $211,327.00  per
                                        annum  ($17.00 per square foot per annum
                                        of Net Rentable  Area of the  Premises),
                                        subject  to  such  increases  as  may be
                                        provided   herein,   payable   in  equal
                                        monthly   installments   of  $17,610.58,
                                        subject to such increases as may be provided herein.

N.  Additional Rent:                    The  Additional  Rent shall be all other
                                        sums due and payable by Tenant under the Lease, including, but not limited to, Tenant's Share of Operating Costs.

O.  Base Year Operating Costs:          The Base  Year  Operating  Costs for the
                                        first full or partial year of the Term shall be the actual Operating Costs for calendar year 2001.

P.  Tenant's Permitted Uses:            Tenant  may use the  Premises  only  for
                                        executive and administrative offices for the conduct of Tenant's business in accordance with the provisions of this Lease.

Q.  Security Deposit:                   $52,831.75.

R.  Brokers:                            Prentiss       Properties       Limited,
                                        representing   Landlord.    Ackerman   &
                                        Company, representing Tenant.

S.  Landlord's Address for Notice:      Prentiss     Properties      Acquisition
                                        Partners,  L.P. 3890 West N.W.  Highway,
                                        Suite 400 Dallas, Texas 75220 Attention:
                                        Michael V. Prentiss

                                        With a copy to:

                                        Prentiss     Properties      Acquisition
                                        Partners,  L.P. 2690 Cumberland  Parkway
                                        Suite 550 Atlanta, Georgia 30339

T.  Landlord's Address for Payment:     Prentiss     Properties      Acquisition
                                        Partners,    L.P.    P.O.   Box   905161
                                        Charlotte, North Carolina 28290-5161


U.  Tenant's Address for Notice:        2625   Cumberland   Parkway   Suite  310
                                        Atlanta,  Georgia 30339  Attention:  Ms.
                                        Kathryn B. McClellan

                                    ARTICLE 2
                          PREMISES AND QUIET ENJOYMENT

     SECTION 2.1 Landlord hereby leases the Premises to Tenant, and Tenant hereby rents and hires the Premises from Landlord, for the Term. During the Term, Tenant shall have the right to use, in common with others and in accordance with the Rules and Regulations, the Common Areas. Landlord and Tenant each acknowledge that the Building is a part of a larger complex of office buildings known as the Cumberland Office Park (the "Office Park").

     SECTION 2.2 Provided that Tenant fully and timely performs all the terms of this Lease on Tenant's part to be performed, including payment by Tenant of all Rent, Tenant shall have, hold and enjoy the Premises during the Term without hindrance or disturbance from or by Landlord; subject, however, to all of the terms, conditions and provisions of any and all ground leases, deeds to secure debt, mortgages, restrictive covenants, easements, and other encumbrances now or hereafter affecting the Premises, the Project or the Office Park.


                                    ARTICLE 3
                            TERM; COMMENCEMENT DATE;
                       DELIVERY AND ACCEPTANCE OF PREMISES

     SECTION 3.1 The Commencement Date shall be the later of (a) the date the Premises are deemed available for occupancy pursuant to Section 3.2 hereof or
(b) February 1, 2001.

     SECTION 3.2

     A. The Premises shall be deemed available for occupancy as soon as the following conditions have been met: (a) the Leasehold Improvements (as defined in Exhibit C to the Lease) have been substantially completed as determined by Landlord's architect or space planner; (b) either a certificate or certificates of occupancy (temporary or final) or other certificate permitting the lawful occupancy of the Premises has been issued for the Premises by the appropriate governmental authority; and (c) at least three (3) Business Days' notice of the anticipated occurrence of the conditions in clauses (a) and (b) above has been given to Tenant.

     B. Notwithstanding anything to the contrary contained herein, if there is a delay in the availability for occupancy of the Premises due to Tenant Delay (as defined in Exhibit C to the Lease) then the Premises shall be deemed available for occupancy on the date on which the Premises would have been available for occupancy but for such Tenant Delay, even though a certificate of occupancy or other certificate permitting the lawful occupancy of the Premises has not been issued or the Leasehold Improvements have not been commenced or completed.

     SECTION 3.3 The Net Rentable Area of the Premises and the Building are approximately as stated in Sections 1.1I and J, respectively, and shall be specifically calculated by the Landlord's architect or space planner using base building plans in accordance with the definition set forth in Article 27 hereof when the Leasehold Improvements for the Premises are substantially complete. By written instrument substantially in the form of Exhibit D attached hereto, Landlord shall notify Tenant of the Commencement Date, the Net Rentable Area of the Premises and all other matters stated therein. The Commencement Notice shall be conclusive and binding on Tenant as to all matters set forth therein, unless within ten (10) days following delivery of such Commencement Notice, Tenant contests any of the matters contained therein by notifying Landlord in writing of Tenant's objections. The foregoing notwithstanding, Landlord's failure to deliver any Commencement Notice to Tenant shall not affect Landlord's determination of the Commencement Date or the Net Rentable Area of the Premises.

     SECTION 3.4 Tenant may not enter or occupy the Premises prior to the Commencement Date without Landlord's express written consent and any entry by Tenant shall be subject to all of the terms of this Lease; provided however, that no such early entry shall change the Commencement Date or the Expiration Date.

     SECTION 3.5 Occupancy of the Premises or any portion thereof by Tenant or anyone claiming through or under Tenant for the conduct of Tenant's, or such other person's business therein shall be conclusive evidence that Tenant and all parties claiming through or under Tenant (a) have accepted the Premises as suitable for the purposes for which the Premises are leased hereunder, (b) have accepted the Common Areas as being in a good and satisfactory condition and (c) have waived any defects in the Premises and the Project; provided however, that, if any Leasehold Improvements have been constructed and installed to prepare the Premises for Tenant's occupancy, Tenant's acceptance of the Premises, and waiver of any defect therein, shall occur upon Landlord's substantial completion of the Leasehold Improvement, in the Premises in accordance with the terms of Exhibit C hereof, subject only to Landlord's completion of items on Landlord's punchlist. Landlord may, at Landlord's option, conclusively establish the date of "substantial completion" by providing Tenant with a written certification of such date. Landlord shall have no liability, except for negligence or willful misconduct, to Tenant or any of Tenant's agents, employees, licensees, servants or invitees for any injury or damage to any person or property due to the condition or design of, or any defect in, the Premises or the Project, including any electrical, plumbing or mechanical systems and equipment of the Premises or the Project and the condition of or any defect in the Land; and Tenant, for itself and its agents, employees, licensees, servants and invitees, expressly assumes all risks of injury or damage to person or property, either proximate or remote, resulting from the condition of the Premises or the Project.


                                    ARTICLE 4
                                      RENT

     SECTION 4.1 Tenant shall pay to Landlord, without notice, demand, offset or deduction, in lawful money of the United States of America, at Landlord's Address for Payment, or at such other place as Landlord shall designate in writing from time to time: (a) the Base Rent in equal monthly installments, in advance, on the first day of each calendar month during the Term, and (b) the Additional Rent, at the respective times required hereunder. The first monthly installment of Base Rent and the Additional Rent payable under Article 5 hereof shall be paid in advance on the date of Tenant's execution of this Lease and applied to the first installments of Base Rent and such Additional Rent coming due under this Lease. Payment of Rent shall begin on the Commencement Date; provided, however, that, if either the Commencement Date or the Expiration Date falls on a date other than the first day of a calendar month, the Rent due for such fractional month shall be prorated on a per diem basis between Landlord and Tenant so as to charge Tenant only for the portion of such fractional month falling within the Term.

     SECTION 4.2 All past due installments of Rent shall be subject to a late charge of $100.00 and shall additionally bear interest until paid at a rate per annum (the "Interest Rate") equal to the greater of fifteen percent (15%) or four percent (4%) above the prime rate of interest from time to time publicly announced by The First National Bank of Chicago, a national banking association, or any successor thereof; provided, however, that, if at the time such interest is sought to be imposed the rate of interest exceeds the maximum rate permitted under federal law or under the laws of the State of Georgia, the rate of interest on such past due installments of Rent shall be the maximum rate of interest then permitted by applicable law.

     SECTION 4.3

     A. On the first anniversary of the Commencement Date and on each anniversary date thereafter (the "Adjustment Date(s)"), Tenant shall pay as adjusted Base Rent an amount equal to 103% of the annual Base Rent for the preceding Lease Year, with appropriate adjustments based upon any changes in the Net Rentable Area of the Premises. For purposes of illustration only, if the Base Rent for the first Lease Year is $100,000, the Base Rent for the second Lease Year will be $103,000, and the Base Rent for the third Lease Year will be $106,090, provided that the Net Rentable Area of the Premises remains constant during said period. One-twelfth of said amount shall be payable by Tenant in each month of the Lease Year, as hereinafter defined, as the new, adjusted monthly Base Rent.

     B. As used in this Lease, the term "Lease Year" shall mean a 12-month period commencing on the Commencement Date or any anniversary thereof, except that the final Lease Year shall be the period commencing on the last anniversary of the Commencement Date during the Term, and ending on the Termination Date. If the final Lease Year is less than twelve (12) months, all amounts shall be approximately prorated based upon a 365-day year.

     C. Any provisions in this Lease with respect to the payments of the Base Rent by Tenant shall also be applicable to the adjusted Base Rent provided for herein.

                                    ARTICLE 5
                                 OPERATING COSTS

     SECTION 5.1 Tenant shall pay to Landlord, on a per square foot basis, as Additional Rent, for each year or fractional year during the Term, Tenant's Share of the amount, if any, that Operating Costs for such year exceed Base Year Operating Costs ("Tenant's Operating Costs Payment"). Tenant's Operating Costs Payment shall be calculated and paid as follows:

     A. Commencing on the first day of January of the year following the year in which the Commencement Date occurs, and on the first day of January of each year during the Term thereafter, (or as soon after as is practicable), Landlord shall furnish Tenant with a statement ("Landlord's Operating Costs Estimate") setting forth Landlord's reasonable estimate of Operating Costs for the forthcoming year and Tenant's Share of the amount by which such Operating Costs exceed the Base Year Operating Costs. On the first day of each calendar month during such year, Tenant shall pay to Landlord one-twelfth (1/12th) of Tenant's Operating Costs Payment. If for any reason Landlord has not provided Tenant with Landlord's
Operating Costs Estimate on the first day of January of any year during the Term, then (a) until the first day of the calendar month following the month in which Tenant is given Landlord's Operating Costs Estimate, Tenant shall continue to pay to Landlord on the first day of each calendar month the sum, if any, payable by Tenant under this Section 5.1 for the month of December of the preceding year and, (b) promptly after Landlord's Operating Costs Estimate is furnished to Tenant, Landlord shall give notice to Tenant stating whether the installments of Tenant's Operating Costs Payments previously made for such year were greater or less than the installments of Tenant's Operating Costs Payments to be made for such year in accordance with Landlord's Operating Costs Estimate, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof to Landlord within ten (10) days after the delivery of Landlord's Operating Costs Estimate, or (ii) if there shall have been an overpayment, Landlord shall apply such overpayment as a credit against the next accruing monthly installment(s) of Additional Rent due from Tenant under this Section 5.1 until fully credited to Tenant, and (iii) on the first day of the calendar month following the month in which Landlord's Operating Costs Estimate is given to Tenant and on the first day of each calendar month throughout the remainder of such year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of Tenant's Operating Costs Payment. The foregoing notwithstanding, Landlord shall have the right from time to time during any year to notify Tenant in writing of any change in Landlord's Operating Costs Estimate, in which event such Tenant's Operating Costs Payment, as previously estimated, shall be adjusted to reflect the amount shown in such notice and shall be effective, and due from Tenant, on the first day of the month following Landlord's giving of such notice.

     B. Commencing on the first day of March of the year following the year in which the Commencement Date occurs, and on the first day of March of each year during the Term thereafter (or as soon after as is practicable), Landlord shall furnish Tenant with a statement of the actual Operating Costs for the preceding year, and Tenant's Share of the amount by which such actual Operating Costs exceeds the Base Year Operating Costs. Within thirty (30) days after Landlord's giving of such statement, Tenant shall make a lump sum payment to Landlord in the amount, if any, by which Tenants' Operating Costs Payment for such preceding year as shown on such Landlord's statement exceeds the aggregate of the monthly installments of Tenant's Operating Costs Payments actually paid during such preceding year. If Tenant's Operating Costs Payment, as shown on such Landlord's statement, is less than the aggregate of the monthly installments of Tenant's Operating Costs Payment actually paid by Tenant during such preceding year, then Landlord shall apply such amount to the next accruing installment(s) of Additional Rent due from Tenant under this Section 5.1 until fully credited to Tenant.

     C. If the Term ends on a date other than the last day of December, the actual Operating Costs for the year in which the Expiration Date occurs shall be prorated so that Tenant shall pay that portion of Tenant's Share of Operating Costs for such year represented by a fraction, the numerator of which shall be the number of days during such fractional year falling within the Term, and the denominator of which is 365 (or 366, in the case of a leap year). The provisions of this Section 5.1 shall survive the Expiration Date or any sooner termination provided for in this Lease.

     SECTION 5.2

     A. For purposes of this Lease, the term "Operating Costs" shall mean any and all expenses, costs and disbursements of every kind which Landlord pays, incurs or becomes obligated to pay in connection with the operation, management, repair and maintenance of all portions of the Project. It is understood that real estate adjacent to the Project has been developed as part of a development project which includes the Building and that certain additional real estate adjacent to the Land may be developed in the future. Any such development project which shares facilities and services with the Building shall include that portion of Operating Costs relating to such development project which is allocated to the Building or the Land. All Operating Costs shall be determined according to generally accepted accounting principles which shall be consistently applied. Operating Costs include the following: (a) Wages, salaries, and fees (including all reasonable education, travel and professional fees) of all personnel or entities (exclusive of Landlord's executive personnel) engaged in the operation, repair, maintenance, or security of the Project, including taxes, insurance, and benefits relating thereto and the costs of all supplies and materials (including work clothes and uniforms) used in the operation, repair, maintenance and security of the Project; (b) Cost of performance by Landlord's personnel of, or of all service agreements for, maintenance, janitorial services, access control, alarm service, window cleaning, elevator maintenance and landscaping for the Project (such cost shall include the rental of personal property used by Landlord's personnel in the maintenance and repair of the Project); (c) Cost of utilities for the Project, including water, sewer, power, electricity, gas, fuel, lighting and all air-conditioning, heating and ventilating costs; (d) Cost of all insurance, including casualty and liability insurance applicable to the Project and to Landlord's equipment, fixtures and personal property used in connection therewith, business interruption or rent insurance against such perils as are commonly insured against by prudent landlords, such other insurance as may be required by any lessor or mortgagee of Landlord, and such other insurance which Landlord considers reasonably necessary in the operation of the Project, together with all appraisal and consultants' fees in connection with such insurance; (e) All Taxes (for purposes hereof, the term "Taxes" shall mean, all taxes, assessments, levies, and other governmental charges, applicable to or assessed against the Project or any portion thereof, or applicable to or assessed against Landlord's personal property used in connection therewith, whether federal, state, county, or municipal and whether assessed by taxing districts, improvement districts, or authorities presently taxing the Project or the operation thereof or by other taxing authorities or improvement districts subsequently created, or otherwise, and any other taxes and assessments attributable to or assessed against all or any part of the Project or its operation; including any reasonable expenses, including fees and disbursements of attorneys, tax consultants, arbitrators, appraisers, experts and other witnesses, incurred by Landlord in contesting any taxes or the assessed valuation of all or any part of the Project. If at any time during the Term there shall be levied, assessed, or imposed on Landlord or all or any part of the Project by any governmental entity any general or special ad valorem or other charge or tax directly upon rents received under leases, or if any fee, tax, assessment, or other charge is imposed which is measured by or based, in whole or in part, upon such rents, or if any charge or tax is made based directly or indirectly upon the transactions represented by leases or the occupancy or use of the Project or any portion thereof, such taxes, fees, assessments or other charges shall be deemed to be Taxes; provided, however, that any (1) franchise, corporation, income or net profits tax, unless substituted for real estate taxes or imposed as additional charges in connection with the ownership of the Project, which may be assessed against Landlord or the Project or both, (2) transfer taxes assessed against Landlord or the Project or both, (3) penalties or interest on any late payments of Landlord and, (4) personal property taxes of Tenant or other tenants in the Project shall be excluded from Taxes. If any or all of the Taxes paid hereunder are by law permitted to be paid in installments, notwithstanding how Landlord pays the same, then, for purposes of calculating Operating Costs, such Taxes shall be deemed to have been divided and paid in the maximum number of installments permitted by law, and there shall be included in Operating Costs for each year only such installments as are required by law to be paid within such year, together with interest thereon and on future such installments as provided by law); (f) Legal and accounting costs incurred by Landlord or paid by Landlord to third parties (exclusive of legal fees with respect to disputes with individual tenants, negotiations of tenant leases, or with respect to the ownership rather than the operation of the Project), appraisal fees, consulting fees, all other professional fees and disbursements and all association dues; (g) Cost of non-capitalized repairs and general maintenance for the Project (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant, other tenants of the Project or other third parties); (h) Amortization of the cost of improvements or equipment which are capital in nature and which (i) are for the purpose of reducing Operating Costs for the Project, up to the amount saved as a result of the installation thereof, as reasonably estimated by Landlord, or (ii) enhance the Project for the general benefit of tenants or occupants thereof, or (iii) are required by any governmental regulation or authority, or (iv) replace any Building equipment needed to operate the Project at the same quality levels as prior to the replacement (all such costs, including interest thereon, shall be amortized on a straight-line basis over the useful life of the capital investment items, as reasonably determined by Landlord, but in no event beyond the reasonable useful life of the Project as an office project); (i) the Project management office rent or rental value; and (j) a management fee (whether or not Landlord engages a manager for the Project) and all items reimbursable to the Project manager, if any, pursuant to any management contract for the Project (the management fee shall be the greater of (i) three percent (3%) of the gross receipts from the operation of the Project or (ii) fair market management fee charged from time to time by management companies in the Atlanta, Georgia suburban area).

     B. "Operating Costs" shall not include (a) specific costs for any capital repairs, replacements or improvements, except as provided above; (b) expenses for which Landlord is reimbursed or indemnified (either by an insurer, condemnor, tenant, warrantor or otherwise) to the extent of funds received by Landlord; (c) expenses incurred in leasing or procuring tenants (including lease commissions, advertising expenses and expenses of renovating space for tenants);
(d) payments for rented equipment, the cost of which would constitute a capital expenditure not permitted pursuant to the foregoing if the equipment were purchased; (e) interest or amortization payments on any mortgages; (f) net base rents under ground leases; (g) costs representing an amount paid to an affiliate of Landlord which is in excess of the amount which would have been paid in the absence of such relationship; or (h) costs specially billed to and paid by specific tenants. There shall be no duplication of costs or reimbursements.

     SECTION 5.3 If the Building is not fully occupied (meaning one-hundred percent (100%) of the Net Rentable Area of the Building) during any full or fractional year of the Term, the actual Operating Costs shall be adjusted for such year to an amount which Landlord estimates would have been incurred in Landlord's reasonable judgment had the Building been fully occupied.

     SECTION 5.4 If during the Term any change occurs in either the number of square feet of the Net Rentable Area of the Premises or of the Net Rentable Area of the Building, Tenant's Share of Operating Costs shall be adjusted, effective as of the date of any such change. Landlord shall promptly notify Tenant in writing of such change and the reason therefor. Any changes made pursuant to this Section 5.4 shall not alter the computation of Operating Costs as provided in this Article 5, but, on and after the date of any such change, Tenant's Operating Costs Payment pursuant to Section 5.1A shall be computed upon Tenant's Share thereof, as adjusted. If such estimated payments of Tenant's Share are so adjusted during a year, a reconciliation payment for Tenant's Share of Operating Costs pursuant to this Article 5 for the calendar year in which such change occurs shall be computed pursuant to the method set forth in Section 5.1B, such computation to take into account the daily weighted average of Tenant's Share of Operating Costs during such year.


                                    ARTICLE 6
                                     PARKING

     SECTION 6.1 Landlord hereby grants to Tenant a license to use in common with other tenants and with the public the Parking Facilities (such licenses shall be referred to as "Tenant's Parking Permits"). Tenant shall be entitled to use four (4) unassigned parking spaces in the Parking Facilities for each 1,000 square feet of Net Rentable Area of the Premises leased by Tenant. Landlord shall not be obligated to provide Tenant with any additional parking spaces. If Tenant fails to observe the Rules and Regulations with respect to the Parking Facilities, then Landlord, at its option, shall have the right to treat such failure as a default under this Lease and to terminate Tenant's Parking Permits, without legal process, and to remove Tenant, Tenant's vehicles and those of its employees, licensees or invitees and all of Tenant's personal property from the Parking Facilities.

     SECTION 6.2 If all or any portion of the Parking Facilities shall be damaged or rendered unusable by fire or other casualty or any taking pursuant to eminent domain proceeding (or deed in lieu thereof), and as a result thereof Landlord or the garage operator is unable to make available to Tenant the parking provided for herein, then the number of cars which Tenant shall be entitled to park hereunder shall be proportionately reduced so that the number of cars which Tenant may park in the Parking Facilities after the casualty or condemnation in question shall bear the same ratio to the total number of cars which can be parked in the Parking Facilities at such time as the number of cars Tenant had the right to park in the Parking Facilities prior to such casualty or condemnation bore to the aggregate number of cars which could be parked therein at that time.


                                    ARTICLE 7
                              SERVICES OF LANDLORD

     SECTION 7.1

     A. During the Term, Landlord shall furnish Tenant with the following services: (a) hot and cold water in Building Standard bathrooms and chilled water in Building Standard drinking fountains; (b) electrical power sufficient for lighting the Premises and for the operation therein of typewriters, voicewriters, calculating machines, word processing equipment, photographic reproduction equipment, copying machines, personal computers, and similar items of business equipment which consume, in the aggregate, less than five (5) watts per square foot of Net Rentable Area of the Premises and require a voltage of 120 volts single phase or less, (c) heating, ventilating or air-conditioning, as appropriate, during Business Hours at such temperatures and in such amounts as customarily and seasonally provided to tenants occupying comparable space in office buildings in the Atlanta, Georgia suburban area; (d) electric lighting for the Common Areas of the Project; (e) passenger elevator service (if the Building has elevators), in common with others, for access to and from the
Premises twenty-four (24) hours per day, seven (7) days per week; provided, however, that Landlord shall have the right to limit the number of (but not cease to operate all) elevators to be operated after Business Hours and on Saturdays, Sundays and Holidays; (f) janitorial cleaning services; (g) facilities for Tenant's loading, unloading, delivery and pick-up activities, including access thereto during Business Hours, subject to the Rules and Regulations, the type of facilities, and other limitations of such loading facilities; and (h) replacement, as necessary, of all Building Standard lamps and ballasts in Building Standard light fixtures within the Premises. All services referred to in this Section 7.1A shall be provided by Landlord and paid for by Tenant as part of Tenant's Operating Costs Payment.

     B. If Tenant requires air-conditioning, heating or other services, including cleaning services, routinely supplied by Landlord for hours or days in addition to the hours and days specified in Section 7.1A, Landlord shall make reasonable efforts to provide such additional service after reasonable prior written request therefor from Tenant, and Tenant shall reimburse Landlord for the cost of such additional service; provided however, that, if any other tenants in the Building served by the equipment providing such additional service to the Premises request that Landlord concurrently provide such service to such other tenants, the cost of Landlord's providing such additional and concurrent service shall be prorated among all of the tenants requesting such service. Landlord shall have no obligation to provide any additional service to Tenant at any time Tenant is in default under this Lease unless Tenant pays to Landlord, in advance, the cost of such additional service. If any machinery or equipment which generates abnormal heat or otherwise creates unusual demands on the air-conditioning or heating system serving the Premises is used in the Premises and if Tenant has not, within five (5) days after demand from Landlord, taken such steps, at Tenant's expense, as shall be necessary to cease such adverse affect on the air-conditioning or heating system, Landlord shall have the right to install supplemental air-conditioning or heating units in the Premises, and the full cost of such supplemental units (including the cost of acquisition, installation, operation, use and maintenance thereof) shall be paid by Tenant to Landlord in advance or on demand.

     C. If Tenant's requirements for or consumption of electricity exceed the capacities specified in clause (b) of Section 7.1A hereof, Landlord shall, at Tenant's sole cost and expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Building and the Premises and shall bill Tenant periodically for such additional service and Tenant shall pay each such bill with the installment of Rent next due. The degree of such additional consumption and potential consumption by Tenant shall be determined at Landlord's election, by either or both (a) a survey of standard or average tenant usage of electricity in the Building performed by a reputable consultant selected by Landlord and paid for by Tenant, and (b) a separate meter in the Premises to be installed, maintained, and read by Landlord, all at Tenant's sole cost and expense. Tenant shall not install any electrical equipment requiring special wiring unless approved in advance by Landlord. At no time shall use of electricity in the Premises exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's sole cost, if, in Landlord's reasonable judgment, the same are necessary and shall not (i) cause permanent damage or injury to the Project, the Building or the Premises, (ii) cause or create a dangerous or hazardous condition, (iii) entail excessive or unreasonable alterations, repairs or expenses or (iv) interfere with or disturb other tenants or occupants of the Building.

     SECTION 7.2 Landlord's obligation to furnish electrical and other utility services shall be subject to the rules and regulations of the supplier of such electricity or other utility services and the rules and regulations of any municipal or other governmental authority regulating the business of providing electricity and other utility services. Landlord shall have the right, at Landlord's option, upon not less than thirty (30) days' prior written notice to Tenant (provided such prior notice will be less if either the discontinuance of such service is required by applicable law or Landlord receives shorter notice from the utility company providing electricity or other utility service), to discontinue electric or other utility services to the Premises and arrange for a direct connection thereof through a public utility supplying such service. If Landlord gives such notice of discontinuance, Landlord shall make all necessary arrangements with the public utility supplying electric or other utility service directly to the Building to furnish electric or other utility service to the Premises, and, unless prohibited by law or regulations of such public utility, Landlord shall not discontinue electric or other utility service to the Premises until such public utility is ready to supply service to the Premises. Tenant shall, however, be responsible for contracting promptly and directly with such public utility supplying such service and for paying all deposits for, and all costs relating to, such service.

     SECTION 7.3 No failure to furnish, or any stoppage of, the services referred to in this Article 7 resulting from any cause shall make Landlord liable in any respect for damages to any person, property or business, or be construed as an eviction of Tenant, or entitle Tenant to any abatement of Rent or other relief from any of Tenant's obligations under this Lease. Should any malfunction of any systems or facilities occur within the Project or should maintenance or alterations of such systems or facilities become necessary, Landlord shall repair the same promptly and with reasonable diligence, and Tenant shall have no claim for rebate, abatement of Rent, or damages because of malfunctions or any such interruptions in service.


                                    ARTICLE 8
                            ASSIGNMENT AND SUBLETTING

     SECTION 8.1 Neither Tenant nor its legal representatives or successors in interest shall, by operation of law or otherwise, assign, mortgage, pledge, encumber or otherwise transfer this Lease or any part hereof, or the interest of Tenant under this Lease, or in any sublease or the rent thereunder. The Premises or any part thereof shall not be sublet, occupied or used for any purpose by anyone other than Tenant, without Tenant's obtaining in each instance the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, in the manner hereinafter provided. Tenant shall not modify, extend, or amend a sublease previously consented to by Landlord without obtaining Landlord's prior written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord's consent to any assignment of this Lease or sublet of the Premises shall not waive, nor be deemed to have waived, the provisions of this Article 8 and all subsequent assignments and subleases shall require the prior written consent of Landlord in the manner hereinafter provided.

     SECTION 8.2 An  assignment  of this Lease shall be deemed to have  occurred
(a) if in a single transaction or in a series of transactions more than 50% in interest in Tenant, any guarantor of this Lease, or any subtenant (whether stock, partnership, interest or otherwise) is transferred, diluted, reduced, or otherwise affected with the result that the present holder or owners of Tenant, such guarantor, or such subtenant have less than a 50% interest in Tenant, such guarantor or such subtenant, or (b) if Tenant's obligations under this Lease are taken over or assumed in consideration of Tenant leasing space in another office building. The transfer of the outstanding capital stock of any corporate Tenant, guarantor or subtenant through the "over-the-counter" market or any recognized national securities exchange (other than by persons owning 5% or more of the voting calculation of such 50% interest of clause 8.2(a) above) shall not be included in the calculation of such 50% interest in clause (a) above.

     SECTION 8.3 Notwithstanding anything to the contrary in Section 8.1, Tenant shall have the right, upon ten (10) days' prior written notice to Landlord, to
(a) sublet all or part of the Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; or (b) assign this Lease to a successor corporation into which or with which Tenant is merged or consolidated or which acquired substantially all of Tenant's assets and property; provided that (i) such successor corporation assumes all of the obligations and liabilities of Tenant and shall have assets, capitalization and net worth at least equal to the assets, capitalization and net worth of Tenant as of the date of this Lease as determined by generally accepted accounting principles, and (ii) Tenant shall provide in its notice to Landlord the information required in Section 8.4. For the purpose hereof "control" shall mean ownership of not less than 50% of all the voting stock or legal and equitable interest in such corporation or entity.

     SECTION 8.4 If Tenant should desire to assign this Lease or sublet the Premises (or any part thereof), Tenant shall give Landlord written notice no later than the time required for notice under Section 8.3 in the case of an assignment or subletting, or not less than ten (10) days in advance of the proposed effective date of any other proposed assignment or sublease, specifying
(a) the name, current address, and business of the proposed assignee or sublessee, (b) the amount and location of the space within the Premises proposed to be so subleased, (c) the proposed effective date and duration of the assignment or subletting, and (d) the proposed rent or consideration to be paid to Tenant by such assignee or sublessee. Tenant shall promptly supply Landlord with financial statements and other information as Landlord may request to evaluate the proposed assignment or sublease. For assignments and sublettings other than those permitted by Section 8.3, Landlord shall have thirty (30) days following receipt of such notice and other information requested by Landlord within which to notify Tenant in writing that Landlord elects: (i) to terminate this Lease as to the space so affected as of the proposed effective date set forth in Tenant's notice, in which event Tenant shall be relieved of all further obligations hereunder as to such space, except for obligations under Articles 17 and 22 and all other provisions of this Lease which expressly survive the termination hereof; or (ii) to permit Tenant to assign or sublet such space; provided, however, that, if the rent rate agreed upon between Tenant and its proposed subtenant is greater than the rent rate that Tenant must pay Landlord hereunder for that portion of the Premises, or if any consideration shall be promised to or received by Tenant in connection with such proposed assignment or sublease (in addition to rent), then all of such excess rent and other consideration shall be considered Additional Rent owed by Tenant to Landlord (less brokerage commissions, attorneys' fees and other disbursements reasonably incurred by Tenant for such assignment and subletting if acceptable evidence of such disbursements is delivered to Landlord), and shall be paid by Tenant to Landlord, in the case of excess rent, in the same manner that Tenant pays Base Rent and, in the case of any other consideration, within ten (10) Business Days after receipt thereof by Tenant; or (iii) to refuse, in Landlord's reasonable discretion, to consent to Tenant's assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Premises. The parties agree that Landlord may reasonably refuse to consent to an assignment or subletting if the proposed assignee or subtenant is not financially creditworthy, is a governmental authority or agency, an organization or person enjoying sovereign or diplomatic immunity, a medical or dental practice or a user that will attract a volume, frequency or type of visitor or employee to the Building which is not consistent with the standards of a high quality office building or that will impose an excessive demand on or use of the facilities or services of the Building. It shall also be reasonable for Landlord to refuse to consent to any assignment or subletting if (x) Tenant is then in default under this Lease, or (y) such assignment or subletting would cause a default under another lease in the Building or under any ground lease, deed of trust, mortgage, restrictive covenant, easement or other encumbrance affecting the Project, or cause a violation of any applicable laws or regulations or insurance requirements affecting the Project, or in any way increase the risk of environmental damage to the Project, or (z) such assignment or subletting would compete with Landlord's leasing of the Project or otherwise have a potential negative monetary impact on Landlord. If Landlord should fail to notify Tenant in writing of such election within the aforesaid thirty (30) day period, Landlord shall be deemed to have elected option (iii) above. Tenant agrees to reimburse Landlord for legal fees and any other reasonable costs incurred by Landlord in connection with any permitted assignment or subletting and such payment shall not be deducted from the Additional Rent owed to Landlord pursuant to subsection (ii) above. Tenant shall deliver to Landlord copies of all documents executed in connection with any permitted assignment or subletting, which documents shall be in form and substance reasonably satisfactory to Landlord and which shall require any assignee to assume performance of all terms of this Lease to be performed by Tenant or any subtenant to comply with all the terms of this Lease to be performed by Tenant. No acceptance by Landlord of any Rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord's consent to any assignment, sublease, or transfer.

     SECTION 8.5 Any attempted assignment or sublease by Tenant in violation of the terms and provisions of this Article 8 shall be void and shall constitute a material breach of this Lease. In no event, shall any assignment, subletting or transfer, whether or not with Landlord's consent, relieve Tenant of its primary liability under this Lease for the entire Term, and Tenant shall in no way be released from the full and complete performance of all the terms hereof.
Further, Tenant's continuing primary liability for the Tenant's obligations under this Lease following an assignment or sublease shall not be released, impaired or otherwise affected by Landlord's waiver of any provision of this Lease or Landlord's failure to enforce any provision of this Lease. If Landlord takes possession of the Premises before the expiration of the Term of this Lease, Landlord shall have the right, at its option, to terminate all subleases, or to take over any sublease of the Premises or any portion thereof and such subtenant shall attorn to Landlord, as its landlord, under all the terms and obligations of such sublease occurring from and after such date, but excluding previous acts, omissions, negligence or defaults of Tenant and any repair or obligation in excess of available net insurance proceeds or condemnation award.

     SECTION 8.6

     A. Tenant acknowledges that this Lease is a lease of nonresidential real property and therefore agrees that Tenant, in the event it should become the debtor in possession, or the trustee for Tenant, as applicable (collectively "the Trustee"), in any proceeding under Title 11 of the United State Bankruptcy Code relating to Bankruptcy, as amended (the "Bankruptcy Code"), shall not seek or request any extension of time to assume or reject this Lease or to perform any obligations of this Lease which arise from or after the order of relief.

     B. If the Trustee proposes to assume or to assign this Lease or sublet the Premises (or any portion thereof) to any person which shall have made a bona fide offer to accept an assignment of this Lease or a subletting on terms acceptable to the Trustee, the Trustee shall give Landlord, and lessors and mortgagees of Landlord of which Tenant has notice, written notice setting forth the name and address of such person and the terms and conditions of such offer, no later than twenty (20) days after receipt of such offer, but in any event no later then ten (10) days prior to the date on which the Trustee makes application to the Bankruptcy Court for authority and approval to enter into such assumption and assignment or subletting. Landlord shall have the prior right and option, to be exercised by written notice to the Trustee given at any time prior to the effective date of such proposed assignment or subletting, to accept an assignment of this Lease or subletting of the Premises upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment or subletting of this Lease.

     C. The Trustee shall have the right to assume Tenant's rights and obligations under this Lease only if the Trustee: (a) promptly cures or provides adequate assurance that the Trustee will promptly cure any default under the Lease; (b) compensates or provides adequate assurance that the Trustee will promptly compensate Landlord for any actual pecuniary loss incurred by Landlord as a result of Tenant's default under this Lease; and (c) provides adequate assurance of future performance under the Lease. Adequate assurance of future performance by the proposed assignee shall include, as a minimum, that: (i) the Trustee or any proposed assignee of the Lease shall deliver to Landlord a security deposit in an amount equal to at least three (3) months' Rent accruing under the Lease; (ii) any proposed assignee of the Lease shall provide to Landlord an audited financial statement, dated no later than six (6) months prior to the effective date of such proposed assignment or sublease with no material change therein as of the effective date, which financial statement shall show the proposed assignee to have a net worth equal to at least twelve
(12) months' Rent accruing under the Lease, or, in the alternative, the proposed assignee shall provide a guarantor of such proposed assignee's obligations under the Lease, which guarantor shall provide an audited financial statement meeting the requirements of (ii) above and shall execute and deliver to Landlord a guaranty agreement in form and substance acceptable to Landlord; and (iii) any proposed assignee shall grant to Landlord a security interest in favor of Landlord in all furniture, fixtures, and other personal property to be used by such proposed assignee in the Premises. All payments of Rent required of Tenant under this Lease, whether or not expressly denominated as such in this Lease, shall constitute rent for the purposes of Title 11 of the Bankruptcy Code.

     D. The parties agree that for the purposes of the Bankruptcy Code relating to (a) the obligation of the Trustee to provide adequate assurance that the Trustee will "promptly" cure defaults and compensate Landlord for actual pecuniary loss, the word "promptly" shall mean that cure of defaults and compensation will occur no later than sixty (60) days following the filing of any motion or application to assume this Lease; and (b) the obligation of the Trustee to compensate or to provide adequate assurance that the Trustee will promptly compensate Landlord for "actual pecuniary loss," the term "actual pecuniary loss" shall mean, in addition to any other provisions contained herein relating to Landlord's damages upon default, payments of Rent, including interest at the Interest Rate on all unpaid Rent, all attorneys' fees and all related costs of Landlord incurred in connection with any default of Tenant in connection with Tenant' s bankruptcy proceedings.

     E. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease and each of the conditions and provisions hereof on and after the date of such assignment. Any such assignee shall, upon the request of Landlord, forthwith execute and deliver to Landlord an instrument, in form and substance acceptable to Landlord, confirming such assumption.

     SECTION 8.7 The term "Landlord," as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee's interest in a ground lease of, the Land or the Building. In the event of any transfer, assignment or other conveyance or transfers of any such title or interest, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed and, without further agreement, the transferee of such title or interest shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Project. Landlord may transfer its interest in the Project without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms of this Lease.


                                    ARTICLE 9
                                     REPAIRS

     SECTION 9.1 Except for ordinary wear and tear, casualty and condemnation and except as otherwise provided in Section 9.2, Landlord shall perform all maintenance and make all repairs and replacements to the Premises (including the Leasehold Improvements). Tenant shall pay to Landlord the actual cost (including a fee equal to fifteen percent (15%) of actual costs to cover Landlord's overhead which includes a fee for Landlord's agent or manager) for (a) all maintenance, repairs and replacements within the Premises (including the Leasehold Improvements), other than (i) repairs and replacements necessitated by the willful misconduct or negligence of Landlord or its agents, employees, contractors, invitees or licensees to the extent the cost thereof is not collectible under Tenant's insurance, or, if Tenant is not carrying all of the insurance described in Section 14.1A, to the extent such cost would not be covered by the insurance described in Section 14.1A, if the same were in effect, and (ii) maintenance, repairs and replacements to the central systems of the Building located within the Premises; (b) all repairs and replacements necessitated by damage to the Project (including the Building structure and the central systems of the Building within the Premises) caused by the negligence or willful misconduct or negligence of Tenant or its agents, contractors, invitees and licensees but only to the extent the cost thereof is not collectible under Landlord's insurance, or, if Landlord is not carrying all of the insurance described in Section 14.2, to the extent that such cost would not be covered by the insurance described in Section 14.2 if the same were in effect. Amounts payable by Tenant pursuant to this Section 9.1 shall be payable on demand after receipt of an invoice therefor from Landlord. Landlord has no obligation and has made no promise to maintain, alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof, except as specifically set forth in this Lease. In no event shall Landlord have any obligation to maintain, repair or replace any furniture, furnishings, fixtures or personal property of Tenant.

     SECTION  9.2  Tenant  shall  keep the  Premises  (including  the  Leasehold
Improvements) in good order and in a safe, neat and clean condition. No representations respecting the condition of the Premises or the Building or the other portions of the Project have been made by Landlord to Tenant except as specifically set forth in this Lease. Except as provided in Section 10.1 or specifically consented to by Landlord, Tenant shall not perform any maintenance or repair work or make any replacement in or to the Premises (including the Leasehold Improvements) but rather shall promptly notify Landlord of the need for such maintenance, repair or replacement so that Landlord may proceed to perform the same pursuant to the provisions of Section 9.1. In the event Landlord specifically consents to the performance of any maintenance or the making of any repairs or replacements by Tenant and Tenant fails to promptly commence and diligently pursue the performance of such maintenance or the making of such repairs or replacements, then Landlord, at its option, may perform such maintenance or make such repairs and Tenant shall reimburse Landlord, on demand after Tenant receives an invoice therefor, the cost thereof plus a fee equal to fifteen percent (15%) of the actual costs to cover overhead, which includes a fee for Landlord's agent or manager.

     SECTION 9.3 All repairs made by Tenant pursuant to Section 9.2 shall be performed in a good and workmanlike manner by contractors or other repair personnel selected by Tenant from an approved list of contractors and repair personnel maintained by Landlord in the Project's management office; provided, however, that neither Tenant nor its contractors or repair personnel shall be permitted to do any work affecting the central systems of the Building. In no event shall such work be done for Landlord's account or in a manner which allows any liens to be filed in violation of Article 11. To the extent any repairs involve the making of alterations to the Premises, Tenant shall comply with the provisions of Article 10.

     SECTION 9.4 Subject to the other provisions of this Lease imposing obligations regarding repair upon Tenant, Landlord shall repair all machinery and equipment necessary to provide the services of Landlord described in Article 7 (provided that Tenant shall pay the costs of any repair to such systems or any part thereof damaged by Tenant and Tenant's employees, customers, clients, agents, licensees and invitees) and for repair of all portions of the Project which do not comprise a part of the Premises and are not leased to others.


                                   ARTICLE 10
                                   ALTERATIONS

     SECTION 10.1 Tenant shall not at any time during the Term make any alterations to the Premises without first obtaining Landlord's written consent thereto, which consent Landlord shall not unreasonably withhold or delay; provided, however, that Landlord shall not be deemed unreasonable by refusing to consent to any alterations which are visible from the exterior of the Building or the Project, which will or are likely to cause any weakening of any part of the structure of the Premises, the Building or the Project or which will or are likely to cause damage or disruption to the central building systems or which are prohibited by any underlying ground lease or mortgage. Should Tenant desire to make any alterations to the Premises, Tenant shall submit all plans and specifications for such proposed alterations to Landlord for Landlord's review before Tenant allows any such work to commence, and Landlord shall promptly approve or disapprove such plans and specifications for any of the reasons set forth in this Section 10.1 or for any other reason reasonably deemed sufficient by Landlord. Tenant shall select and use only contractors, subcontractors or other repair personnel from those listed on Landlord's approved list maintained by Landlord in the Project management office. Upon Tenant's receipt of written approval from Landlord and any required approval of any mortgagee or lessor of Landlord, and upon Tenant's payment to Landlord of (a) a reasonable fee prescribed by Landlord for the work of Landlord and Landlord's employees and representatives in reviewing and approving such plans and specifications and (b) the fees, if any charged by any mortgagee or lessor of Landlord for such review and approval, Tenant shall have the right to proceed with the construction of all approved alterations, but only so long as such alterations are in strict compliance with the plans and specifications so approved by Landlord and with the provisions of this Article 10 Landlord. All alterations shall be made at Tenant's sole cost and expense, either by Tenant's contractors or, at Tenant's option, by Landlord on terms reasonably satisfactory to Tenant, including a fee of fifteen percent (15%) of the actual costs of such work to cover Landlord's overhead on a fee for Landlord's agent or manager in supervising and coordinating such work. If Tenant's contractor performs such work, a fee of seven and one-half percent (7.5%) of the actual costs of such work fee for Landlord's agent or manager in supervising and coordinating such work to cover overhead and a fee for Landlord's agent or manager for supervising and coordinating such work. In no event, however, shall anyone other than Landlord or Landlord's employees or representatives perform work to be done which affects the central systems of the Building.

     SECTION 10.2 All construction, alterations and repair work done by or for Tenant shall (a) be performed in such a manner as to maintain harmonious labor relations; (b) not adversely affect the safety of the Project, the Building or the Premises or the systems thereof and not affect the central systems of the Building; (c) comply with all building, safety, fire, plumbing, electrical, and other codes and governmental and insurance requirements; (d) not result in any usage in excess of Building Standard of water, electricity, gas, or other utilities or of heating, ventilating or air-conditioning (either during or after such work) unless prior written arrangements satisfactory to Landlord are made with respect thereto; (e) be completed promptly and in a good and workmanlike manner and in compliance with, and subject to, all of the provisions of Article 2 of Exhibit C hereof; and (f) not disturb Landlord or other tenants in the Building. After completion of any alterations to the Premises, Tenant will deliver to Landlord a copy of "as built" plans and specifications depicting and describing such alterations.

     SECTION 10.3 All Leasehold Improvements, alterations and other physical additions made to or installed by or for Tenant in the Premises shall be and remain Landlord's property (except for Tenant's furniture, personal property and movable trade fixtures) and shall not be removed without Landlord's written consent. Tenant agrees to remove, at its sole cost and expense, all of Tenant's furniture, personal property and movable trade fixtures, and, if directed to or permitted to do so by Landlord in writing, all, or any part of, the Leasehold Improvements, alterations and other physical additions made by or on behalf of Tenant to the Premises (including, without limitation, all cabling and wiring for computer systems, telephones and the like whether located above the finished ceiling or underneath the floor), on or before the Expiration Date or any earlier date of termination of this Lease. Tenant shall repair, or promptly reimburse Landlord for the cost of repairing, all damage done to the Premises or the Building by such removal. Any Leasehold Improvements, alterations or physical additions made by or on behalf of Tenant which Landlord does not direct or permit Tenant to remove at any time during or at the end of the Term shall become the property of Landlord at the end of the Term without any payment to Tenant. If Tenant fails to remove any of Tenant's furniture, personal property or movable trade fixtures by the Expiration Date or any sooner date of termination of the Lease or, if Tenant fails to remove any Leasehold Improvements, alterations and other physical additions made by Tenant to the Premises which Landlord has in writing directed Tenant to remove (including, without limitation, all cabling and wiring for computer systems, telephones and the like whether located above the finished ceiling or underneath the floor), Landlord shall have the right, on the fifth (5th) day after Landlord's delivery of written notice to Tenant to deem such property abandoned by Tenant and to remove, store, sell, discard or otherwise deal with or dispose of such abandoned property in a commercially reasonable manner. Tenant shall be liable for all costs of such disposition of Tenant's abandoned property, and Landlord shall have no liability to Tenant in any respect regarding such property of Tenant. The provisions of this Section 10.3 shall survive the expiration or any earlier termination of this Lease. Tenant hereby appoints Landlord as the attorney-in-fact for Tenant and authorizes Landlord, as such attorney-in-fact, to execute on behalf of Tenant any bill of sale or other document which Landlord may deem necessary to evidence the conveyance of such property.


                                   ARTICLE 11
                                      LIENS

     SECTION 11.1 Tenant shall keep the Project, the Building and the Premises and Landlord's interest therein free from any liens arising from any work performed, materials furnished, or obligations incurred by, or on behalf of Tenant (other than by Landlord pursuant to Exhibit C). Notice is hereby given that neither Landlord nor any mortgagee or lessor of Landlord shall be liable for any labor or materials furnished to Tenant except as furnished to Tenant by Landlord pursuant to Exhibit C. If any lien is filed for such work or materials, such lien shall encumber only Tenant's interest in leasehold improvements on the Premises. Within ten (10) days after Tenant learns of the filing of any such lien, Tenant shall notify Landlord of such lien and shall either discharge and cancel such lien of record or post a bond sufficient under the laws of the State of Georgia to cover the amount of the lien claim plus any penalties, interest, attorneys' fees, court costs, and other legal expenses in connection with such lien. If Tenant fails to so discharge or bond such lien within ten (10) calendar days after written demand from Landlord, Landlord shall have the right, at Landlord's option, to pay the full amount of such lien without inquiry into the validity thereof, and Landlord shall be promptly reimbursed by Tenant, as Additional Rent, for all amounts so paid by Landlord, including expenses, interest, and attorneys' fees.


                                   ARTICLE 12
                          USE AND COMPLIANCE WITH LAWS

     SECTION 12.1 The Premises shall be used only for executive and administrative offices for the conduct of Tenant's business limited to the uses specifically set forth in Section 1.1 and for no other purposes whatsoever. Tenant shall use and maintain the Premises in a clean, careful, safe, lawful and proper manner and shall not allow within the Premises, any offensive noise, odor, conduct or private or public nuisance or permit Tenant's employees, agents, licensees or invitees to create a public or private nuisance or act in a disorderly manner within the Building or in the Project. Any statement as to the particular nature of the business to be conducted by Tenant in the Premises and uses to be made thereof by Tenant as set forth in Section 1.1 hereof shall not constitute a representation or warranty by Landlord that such business or uses are lawful or permissible under any certificate or occupancy for the Premises or the Building or are otherwise permitted by law. Landlord does, however, represent that any certificate of occupancy issued with respect to the Premises shall allow use for executive and administrative offices.

     SECTION 12.2 Tenant shall, at Tenant's sole expense, (a) comply with all laws, orders, ordinances, and regulations of federal, state, county, and municipal authorities having jurisdiction over the Premises, including, without limitation, the Americans With Disabilities Act, (b) comply with any directive, order or citation made pursuant to law by any public officer requiring abatement of any nuisance or which imposes upon Landlord or Tenant any duty or obligation arising from Tenant's occupancy or use of the Premises or from conditions which have been created by or at the request or insistence of Tenant, or required by reason of a breach of any of Tenant's obligations hereunder or by or through other fault of Tenant, (c) comply with all insurance requirements applicable to the Premises and (d) indemnify and hold Landlord harmless from any loss, cost, claim or expense which Landlord incurs or suffers by reason of Tenant's failure to comply with its obligations under clauses (a), (b) or (c) above. If Tenant receives notice of any such directive, order citation or of any violation of any law, order, ordinance, regulation or any insurance requirement, Tenant shall promptly notify Landlord in writing of such alleged violation and furnish Landlord with a copy of such notice.

     SECTION 12.3 Tenant shall not use or permit the use of the Premises or any portion of the Project for the storage, treatment, use, production or disposal of any hazardous substances or hazardous waste (as those terms are defined under CERCLA or RCRA or any other applicable federal, state or local environmental protection laws), except in strict compliance with applicable environmental protection laws. Tenant does hereby indemnify and hold Landlord harmless from and against any and all damage to any property, penalties, expenses, claims, losses or liabilities or injury to or death of any person as a result of Tenant's violation of the foregoing provision. Tenant's indemnity shall include the obligation to reimburse Landlord for any and all costs and expenses (including reasonable attorneys' fees) incurred by Landlord, its agents or employees as a result of Tenant's violation.


                                   ARTICLE 13
                              DEFAULT AND REMEDIES

     SECTION 13.1 The occurrence of any one or more of the following events shall constitute an Event of Default (herein so called) of Tenant under this
Lease: (a) if Tenant fails to pay any Rent hereunder as and when such Rent becomes due and such failure shall continue for more than five (5) days after Landlord gives Tenant notice of past due Rent; (b) if Tenant fails to pay Rent on time more than twice in any period of twelve (12) months, notwithstanding that such payments have been made within the applicable cure period; (c) if the Premises become vacant, deserted, or abandoned for more than ten (10) consecutive days or if Tenant fails to take possession of the Premises on the Commencement Date or promptly thereafter; (d) if Tenant permits to be done anything which creates a lien upon the Premises and fails to discharge or bond such lien or post such security with Landlord as is required by Article 11; (e) if Tenant violates the provisions of Article 8 by attempting to make an unpermitted assignment or sublease; (f) if Tenant fails to maintain in force all policies of insurance required by this Lease and such failure shall continue for more than ten (10) days after Landlord gives Tenant notice of such failure; (g) if any petition is filed by or against Tenant or any guarantor of this Lease under any present or future section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within sixty (60) days of commencement), or if any order for relief shall be entered against Tenant or any guarantor of this Lease in any such proceedings; (h) if Tenant or any guarantor of this Lease becomes insolvent or makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors; (i) if a receiver, custodian, or trustee is appointed for the Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease, which appointment is not vacated within sixty (60) days following the date of such appointment; (j) if Tenant fails to perform or observe any other terms of this Lease and such failure shall continue for more than ten (10) days after Landlord gives Tenant notice of such failure, or, if such failure cannot be corrected within such ten
(10) day period, if Tenant does not commence to correct such default within said ten (10) day period and thereafter diligently prosecute the correction of same to completion within a reasonable time and in any event prior to the time a failure to complete such correction could cause Landlord to be subject to prosecution for violation of any law, rule, ordinance or regulation or causes, or could cause, a default under any mortgage, underlying lease, tenant leases or other agreements applicable to the Project; or (k) if Tenant fails to perform any term (other than the payment of Rent) of this Lease more than three (3) times in any period of twelve (12) months, notwithstanding that Tenant has corrected any previous failures within the applicable cure period.

     SECTION 13.2 Upon the occurrence of any Event of Default, Landlord shall have the right, at Landlord's option, to elect to do any one or more of the following without further notice or demand to Tenant: (a) terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and, if Tenant fails to so surrender, Landlord shall have the right, without notice, to enter upon and take possession of the Premises and to expel or remove Tenant and its effects without being liable for prosecution or any claim for damages therefor; and Tenant shall, and hereby agrees to, indemnify Landlord for all loss and damage which Landlord suffers by reason of such termination, including damages in an amount equal to the total of (1) the costs of recovering the Premises and all other expenses incurred by Landlord in connection with Tenant's default; (2) the unpaid Rent earned as of the date of termination, plus interest at the Interest Rate; (3) all other sums of money and damages owing by Tenant to Landlord, and (4) an amount which, at the date of such termination represents the present value (determined by using a discount rate equal to the then average rate for Moody's "AAA" rated corporate bonds with maturities equal to the Remaining Term (as hereinafter defined)) of the excess, if any, of (i) the Rent, Base Rent, Additional Rent, and all other charges and sums which would have been payable hereunder by Tenant for the period commencing with the day following the date of such termination and ending with the stated expiration date of the Term, as extended (hereinafter referred to as the "Remaining Term"), over (ii) the aggregate reasonable rental value of the Premises for the same period, all of which present value of such excess sum shall be deemed immediately due and payable (in determining the aggregate reasonable rental value pursuant to item
(ii) above, the parties hereby agree that all relevant factors shall be considered as of the time Landlord seeks to enforce such remedy, including, but not limited to, (A) the length of time remaining in the Term of this Lease, (B) the then-current market conditions in the general area in which the Premises are located, (C) the likelihood of reletting the Premises for a period of time equal to the Remaining Term, (D) the net effective rental rates (taking into account all concessions) then being obtained for space of similar type and size in similar type buildings in the general area in which the Premises are located,
(E) [Intentionally Omitted], (F) the anticipated duration of the period the Premises will be unoccupied prior to reletting, and (G) the anticipated cost of reletting; such payment shall be and constitute Landlord's liquidated damages, Landlord and Tenant acknowledging and agreeing that it is difficult to determine the actual damages Landlord would suffer from Tenant's default and that the agreed upon liquidated damages are not punitive or penalties and are just, fair and reasonable); or (b) enter upon and take possession of the Premises without terminating this Lease and without being liable to prosecution or any claim for damages therefor, and, if Landlord elects, relet the Premises on such terms as Landlord deems advisable, in which event Tenant shall pay to Landlord on demand the cost of repossession, renovating, repairing and altering the Premises for a new tenant or tenants and any deficiency between the Rent payable hereunder and the rent paid under such reletting; provided, however, that Tenant shall not be entitled to any excess payments received by Landlord from such reletting.
Landlord's failure or inability to relet the Premises shall not release or affect Tenant's liability for Rent or for damages; or (c) enter the Premises without terminating this Lease and without being liable for prosecution or any claim for damages therefor and maintain the Premises and repair or replace any damage thereto or do anything for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus effecting Tenant's compliance under this Lease, and Landlord shall not be liable to Tenant for any damages with respect thereto.

     SECTION 13.3 No agreement to accept a surrender of the Premises and no act or omission by Landlord or Landlord's agents during the Term shall constitute an acceptance or surrender of the Premises unless made in writing and signed by Landlord. No re-entry or taking possession of the Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No provision of this Lease shall be construed as an obligation upon Landlord to mitigate Landlord's damages under the Lease.

     SECTION 13.4 No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and signed by Landlord. Landlord's acceptance of Rent following an Event of Default hereunder shall not be construed as a waiver of such Event of Default. No custom or practice which may grow up between the parties in connection with the terms of this Lease shall be construed to waive or lessen Landlord's right to insist upon strict performance of the terms of this Lease, without a written notice thereof to Tenant from Landlord.

     SECTION 13.5 The rights granted to Landlord in this Article 13 shall be cumulative of every other right or remedy provided in this Lease or which Landlord may otherwise have at law or in equity or by statute, and the exercise of one or more rights or remedies shall not constitute an election of remedies, prejudice or impair the concurrent or subsequent exercise of other rights or remedies or constitute a forfeiture or waiver of Rent or damages accruing to Landlord by reason of any Event of Default under this Lease. Tenant agrees to pay to Landlord all costs and expenses incurred by Landlord in the enforcement of this Lease, including all attorneys' fees incurred in connection with the collection of any sums due hereunder or the enforcement of any right or remedy of Landlord.


                                   ARTICLE 14
                                    INSURANCE

     SECTION 14.1

     A. Tenant, at its sole expense, shall obtain and keep in force during the Term the following insurance: (a) "All Risk" insurance insuring the Leasehold Improvements, Tenant's interest in the Premises and all property located in the Premises, including furniture, equipment, fittings, installations, fixtures, supplies and any other personal property, leasehold improvements and alterations ("Tenant's Property"), in an amount equal to the full replacement value, it being understood that no lack or inadequacy of insurance by Tenant shall in any event make Landlord subject to any claim by virtue of any theft of or loss or damage to any uninsured or inadequately insured property; (b) Business Interruption insurance in an amount that will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against under
Section 14.1(a) or attributable to the prevention of access to the Premises by civil authority; and sufficient to reimburse Tenant for Rent in the event of a casualty to, or temporary taking of, the Building or the Premises; (c) Commercial general liability insurance written on an occurrence basis including personal injury, bodily injury, broad form property damage, operations hazard, owner's protective coverage, contractual liability, with a cross liability clause and a severability of interests clause to cover Tenant's indemnities set forth herein, and products and completed operations liability, in limits not less than $3,000,000.00 inclusive per occurrence or such higher limits as Landlord may require from time to time during the Term; (d) Worker's Compensation and Employer's Liability insurance, with a waiver of subrogation endorsement, in form and amount as required by applicable law; and (e) In the event Tenant performs any repairs or alterations in the Premises, Builder's Risk insurance on an "All Risk" basis (including collapse) on a completed value (non-reporting) form for full replacement value covering all work incorporated in the Building and all materials and equipment in or about the Premises; (f) tenant's "All Risk" Legal Liability insurance for the replacement cost value of the Premises; and (g) any other form or forms of insurance or any changes or endorsements to the insurance required herein as Landlord, or any mortgagee or lessor of Landlord may require, from time to time, in form or in amount.

     B. Tenant shall have the right to include the insurance required by Section 14.1A under Tenant's policies of "blanket insurance," provided that no other loss which may also be insured by such blanket insurance shall affect the insurance coverages required hereby and further provided that Tenant delivers to Landlord a certificate specifically stating that such coverages apply to
Landlord, the Premises and the Project. All such policies of insurance or certificates thereof shall name Landlord, Landlord's manager, and all mortgagees and lessors of Landlord, of which Tenant has been notified, additional insureds, all as their respective interest may appear. All such policies or certificates shall be issued by insurers acceptable to Landlord and in form satisfactory to Landlord. Tenant shall deliver to Landlord certificates with copies of policies, together with satisfactory evidence of payment of premiums for such policies, by the Commencement Date and, with respect to renewals of such policies, not later than thirty (30) days prior to the end of the expiring term of coverage. Upon Landlord's request Tenant shall deliver to Landlord certified copies of such policies. All policies of insurance shall be primary and Tenant shall not carry any separate or additional insurance concurrent in form or contributing in the event of any loss or damage with any insurance required to be maintained by Tenant under this Lease. All such policies and certificates shall contain an agreement by the insurers that the policies will not be invalidated as they affect the interests of Landlord and Landlord's mortgagees by reason of any breach or violation of warranties, representations, declarations or conditions contained in the policies and that the insurers shall notify Landlord and any mortgagee or lessor of Landlord in writing, by Registered U.S. mail, return receipt requested, not less than forty-five (45) days before any material change, reduction in coverage, cancellation, including cancellation for nonpayment of premium, or other termination thereof or change therein and shall include a clause or endorsement denying the insurer any rights or subrogation against Landlord, if such clause or endorsement is available without additional cost to Tenant.

     SECTION 14.2 Landlord shall insure the Building against damage with casualty and commercial general liability insurance, all in such amounts and with such deductible as Landlord reasonably deems appropriate. Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided hereinabove, Landlord shall not be required to carry insurance of any kind on Tenant's Property, and Tenant hereby agrees that Tenant shall have no right to receive any proceeds from any insurance policies carried by Landlord.

     SECTION 14.3 Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of casualty insurance or other insurance on the Premises or the Building, and Tenant shall comply with all requirements and regulations of Landlord's casualty and liability insurer. If any invalidation of coverage or increase in the rate of casualty insurance or other insurance occurs or is threatened by any insurance company due to any act or omission by Tenant, or its agents, employees, representatives, or contractors, such statement or threat shall be conclusive evidence that the increase in such rate is due to such act of Tenant or the contents or equipment in or about the Premises, and, as a result thereof, Tenant shall be liable for such increase and such amount shall be considered Additional Rent payable with the next monthly installment of Base Rent due under this Lease. In no event shall Tenant introduce or permit to be kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance.

     SECTION 14.4 Landlord and Tenant each hereby waive any right of subrogation and right of recovery or cause of action for injury or loss to the extent that such injury or loss is covered by fire, extended coverage, "All Risk" or similar policies covering real property or personal property (or which would have been covered if Tenant was carrying the insurance required by this Lease). Said waivers shall be in addition to, and not in limitation or derogation or, any other waiver or release contained in this Lease. Written notice of the terms of the above mutual waivers shall be given to the insurance carriers of Landlord and Tenant and the parties' insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of said policies by reason of such waivers.


                                   ARTICLE 15
                          DAMAGE BY FIRE OR OTHER CAUSE

     SECTION 15.1 If the Building or any portion thereof is damaged or destroyed by any casualty to the extent that, in Landlord's reasonable judgment, (a) repair of such damage or destruction would not be economically feasible, or (b) the damage or destruction to the Building cannot be repaired within three hundred sixty (360) days after the date of such damage or destruction, or if the proceeds from insurance remaining after any required payment to any mortgagee or lessor of Landlord are insufficient to repair such damage or destruction, then both Landlord and Tenant shall have the right to terminate this Lease by giving written notice of such termination to the other within sixty (60) days after the date of such damage or destruction.

     SECTION 15.2 If the Premises or any portion thereof is damaged or destroyed by any casualty against which Tenant is required to be insured under Section 14.1, and if, in Landlord's reasonable opinion, the Premises cannot be rebuilt or made fit for Tenant's purposes within one hundred eighty days (180) after the date of such damage or destruction, or if the proceeds from the insurance Tenant is required to maintain pursuant to Article 14 hereof (or the amount of proceeds which would have been available if Tenant was carrying such insurance) are insufficient to repair such damage or destruction, then either Landlord or Tenant shall have the right, at the option of either party, to terminate this Lease by giving the other written notice, within sixty (60) days after such damage or destruction.

     SECTION 15.3 In the event of partial destruction or damage to the Building or the Premises which is not subject to Section 15.1 or 15.2 or which is subject to Section 15.1 or 15.2 but the applicable party (or parties) does not elect to terminate the Lease, but which renders the Premises partially but not wholly untenantable, this Lease shall not terminate and Rent, including Tenant's
Operating Costs Payment, shall be abated in proportion to the area of the Premises which, in Landlord's reasonable opinion, cannot be used or occupied by Tenant as a result of such casualty. Landlord shall in such event, within a reasonable time after the date of such destruction or damage, subject to force majeure (as defined in Section 25.6) or to Tenant Delay and to the extent and availability of insurance proceeds, restore the Premises to as near the same condition as existed prior to such partial damage or destruction, provided that Tenant pays to Landlord Tenant's insurance proceeds as required in Section 15.5. In no event shall Rent abate or shall any termination occur if damage to or destruction of the Premises is the result of the negligence or willful act of Tenant, or Tenant's agents, employees, representatives, contractors, successors, assigns, licensees or invitees.

     SECTION 15.4 If the Building or the Premises or any material portion thereof is destroyed by fire or other causes at any time during the last year of the Term, then either Landlord or Tenant shall have the right, at the option of either party, to terminate this Lease by giving written notice to the other within sixty (60) days after the date of such destruction.

     SECTION 15.5 Landlord shall have no liability to Tenant for inconvenience, loss of business, or annoyance arising from any repair of any portion of the Premises or the Building. If Landlord is required by this Lease or by any mortgagee or lessor of Landlord to repair or if Landlord undertakes to repair, Tenant shall pay to Landlord that amount of Tenant's insurance proceeds (or the amount which would have been received by Tenant if Tenant was carrying the insurance required by this Lease) which insures such damage as a contribution towards such repair, and Landlord shall use reasonable efforts to have such repairs made promptly and in a manner which will not unnecessarily interfere with Tenant's occupancy.

     SECTION 15.6 In the event of termination of this Lease pursuant to Sections 15.1, 15.2, or 15.4, then all Rent shall be apportioned and paid to the date on which possession is relinquished or the date of such damage, whichever last occurs, and Tenant shall immediately vacate the Premises according to such notice of termination; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.


                                   ARTICLE 16
                                  CONDEMNATION

     SECTION 16.1 In the event the whole or substantially the whole of the Building or the Premises are taken or condemned by eminent domain or by any conveyance in lieu thereof (such taking, condemnation or conveyance in lieu thereof being hereinafter referred to as "condemnation"), the Term shall cease and this Lease shall terminate on the earlier of the date the condemning authority takes possession or the date title vests in the condemning authority.

     SECTION 16.2 In the event any portion of the Building shall be taken by condemnation (whether or not such taking includes any portion of the Premises), which taking, in Landlord's judgment, is such that the Building cannot be restored in an economically feasible manner for use substantially as originally designed, then Landlord shall have the right, at Landlord's option, to terminate this Lease, effective as of the date specified by Landlord in a written notice of termination from Landlord to Tenant.

     SECTION 16.3 In the event any portion of the Parking Facilities shall be taken by condemnation, which taking in Landlord's judgment is such that the Parking Facilities cannot be restored in an economically feasible manner for use substantially as originally designed, including in such consideration the possible use of additional parking facilities in the vicinity of the Building, then Landlord shall have the right, at Landlord's option, to terminate this Lease, effective as of the date specified by Landlord in a written notice of termination from Landlord to Tenant.

     SECTION 16.4 In the event that a portion, but less than substantially the whole, of the Premises shall be taken by condemnation, then this Lease shall be terminated as of the date of such condemnation as to the portion of the Premises so taken, and unless Landlord exercises its option to terminate this Lease pursuant to Section 16.2, this Lease shall remain in full force and effect as to the remainder of the Premises.

     SECTION 16.5 In the event of termination of this Lease pursuant to the provisions of Section 16.1, 16.2, or 16.3, the Rent shall be apportioned as of such date of termination; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

     SECTION 16.6 All compensation awarded or paid upon a condemnation of any portion of the Project shall belong to and be the property of Landlord without participation by Tenant, and Tenant shall have no claim against Landlord or against the condemning authority for the value of its interest under this Lease or for the value of the Lease over the unexpired term. Nothing herein shall be construed, however, to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, loss of good will, moving expenses, damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant; provided, however, that Tenant shall make no claim which shall diminish or adversely affect any award claimed or received by Landlord.

     SECTION 16.7 If any portion of the Project other than the Building is taken by condemnation or if the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation during the Term, this Lease shall be and remain unaffected by such condemnation, and Tenant shall continue to pay in full the Rent payable hereunder. In the event of any such temporary taking for use or occupancy of all or any part of the Premises, Tenant shall be entitled to appear, claim, prove and receive the portion of the award for such taking that represents compensation for use or occupancy of the Premises during the Term and Landlord shall be entitled to appear, claim, prove and receive the portion of the award that represents the cost of restoration of the Premises and the use or occupancy of the Premises after the end of the Term hereof. In the event of any such condemnation of any portion of the Project other than the Building, Landlord shall be entitled to appear, claim, prove and receive all of that award.

                                   ARTICLE 17
                                 INDEMNIFICATION

     SECTION 17.1 Tenant hereby waives all claims against Landlord for damage to any property or injury to, or death of, any person in, upon, or about the Project, including the Premises, arising at any time and from any cause other than by reason of the gross negligence or willful misconduct of Landlord, its agents, employees, representatives, or contractors. Tenant shall, and hereby agrees to, indemnify and hold Landlord harmless from any damage to any property or injury to, or death of, any person arising from the use or occupancy of the Common Areas and the Premises by Tenant, its agents, employees, representatives, contractors, successors, assigns, licensees, or invitees, unless such damage is caused by the gross negligence or willful misconduct of Landlord, its agents, employees, representatives, or contractors. Without limiting the generality of the foregoing, Landlord shall not be liable for any injury or damage to persons or property resulting from the condition or design of, or any defective, Building or its mechanical systems or equipment which may exist or occur or from any fire, explosion, falling plaster, steam, gas, electricity, water, rain, flood, snow, or leaks from any part of the Premises or from the pipes, appliances, plumbing works, roof, or subsurface of any floor or ceiling, or from the street or any other place, or by dampness or by any other similar cause unless the same is caused by the gross negligence or willful misconduct of Landlord, its agents, employees, representatives or contractors. Landlord shall not be liable for any such damage caused by other tenants or persons in the Building or by occupants of adjacent property thereto, or by the public, or caused by construction (unless caused solely by the negligence or willful misconduct of Landlord) or by any private, public or quasi-public work. Tenant, for itself and its agents, employees, representatives, contractors, successors, assigns, invitees and licensees, expressly assumes all risks of injury or damage to person or property, whether proximate or remote, resulting from the condition of the Project or any part thereof. Tenant's foregoing indemnity shall include attorneys' fees, investigation costs, and all other reasonable costs and expenses incurred by Landlord in any connection therewith. The provisions of this Article 17 shall survive the expiration or termination of this Lease with respect to any damage, injury, or death occurring before such expiration or termination. If Landlord is made a party to any litigation commenced by or against Tenant or relating to this Lease or to the Premises, and provided that in any such litigation Landlord is not finally adjudicated to be solely at fault, then Tenant shall pay all costs and expenses, including attorneys' fees and court costs, incurred by or imposed upon Landlord because of any such litigation, and the amount of all such costs and expenses, including attorneys' fees and court costs, shall be a demand obligation owing by Tenant to Landlord. Notwithstanding anything in this Article 17 to the contrary, Landlord shall not be liable to Tenant for any claims resulting from the negligence or willful misconduct of Landlord, its agents, employees, representatives, or contractors to the extent such claims are covered by the types of insurance Tenant is to maintain pursuant to Section 14.1A.

     SECTION 17.2 Landlord shall, and hereby agrees to, indemnify and hold Tenant harmless from any damages in connection with loss of life, bodily or personal injury or property damage arising from any occurrence in the Common Areas of the Project when not solely the result of the negligence or willful misconduct of Tenant and to the extent not covered by Tenant's insurance.


                                   ARTICLE 18
                     SUBORDINATION AND ESTOPPEL CERTIFICATES

     SECTION 18.1 This Lease and all rights of Tenant hereunder are subject and subordinate to all underlying leases now or hereafter in existence, and to any supplements, amendments, modifications, and extensions of such leases heretofore or hereafter made and to any deeds to secure debt, mortgages, or other security instruments which now or hereafter cover all or any portion of the Project or any interest of Landlord therein, and to any advances made on the security thereof, and to any increases, renewals, modifications, consolidations, replacements, and extensions of any of such mortgages. This provision is declared by Landlord and Tenant to be self-operative and no further instrument shall be required to effect such subordination of this Lease. Upon demand, however, Tenant shall execute, acknowledge, and deliver to Landlord any further instruments and certificates evidencing such subordination as Landlord, and any mortgagee or lessor of Landlord shall reasonably require, and if Tenant fails to so execute, acknowledge and deliver such instruments within ten (10) days after Landlord's request, Landlord is hereby empowered to do so in Tenant's name and on Tenant's behalf. In the event Tenant fails to so execute, acknowledge and deliver such instruments within ten (10) days after Landlord's request, Tenant hereby irrevocably appoints Landlord as Tenant's agent and attorney-in-fact for the purpose of executing, acknowledging, and delivering any such instruments and certificates. Tenant shall not unreasonably withhold, delay, or defer its written consent to reasonable modifications in this Lease which are a condition of any construction, interim or permanent financing for the Project or any reciprocal easement agreement with facilities in the vicinity of the Building, provided that such modifications do not increase the obligations of Tenant hereunder or materially and adversely affect Tenant's use and enjoyment of the Premises. This Lease is further subject and subordinate to: (a) all applicable ordinances of any government authority having jurisdiction over the Project, relating to easements, franchises, and other interests or rights upon, across, or appurtenant to the Project; and (b) all utility easements and agreements, which now or hereafter benefit or burden the Project.

     SECTION 18.2  Notwithstanding the generality of the foregoing provisions of
Section 18.1, any mortgagee or lessor of Landlord shall have the right at any time to subordinate any such mortgage or underlying lease to this Lease, or to any of the provisions hereof, on such terms and subject to such conditions as such mortgagee or lessor of Landlord may consider appropriate in its discretion. At any time, before or after the institution of any proceedings for the foreclosure of any such mortgage, or the sale of the Building under any such mortgage, or the termination of any underlying lease, Tenant shall, upon request of such mortgagee or any person or entities succeeding to the interest of such mortgagee or the purchaser at any foreclosure sale ("Successor Landlord"), automatically become the Tenant (or if the Premises has been validly subleased, the subtenant) of the Successor Landlord, without change in the terms or other provisions of this Lease (or, in the case of a permitted sublease, without change in this Lease or in the instrument setting forth the terms of such sublease); provided, however, that the Successor Landlord shall not be (i) bound by any payment made by Tenant of Rent or Additional Rent for more than one (1) month in advance, except for a Security Deposit previously paid to Landlord (and then only if such Security Deposit has been deposited with and is under the control of the Successor Landlord), (ii) bound by any termination, modification, amendment or surrender of the Lease done without the Successor Landlord's consent, (iii) liable for any damages or subject to any offset or defense by Tenant to the payment of Rent by reason of any act or omission of any prior landlord (including Landlord), or (iv) personally or corporately liable, in any event, beyond the limitations on landlord liability set forth in Section 25.5 of this Lease. This agreement of Tenant to attorn to a Successor Landlord shall survive any such foreclosure sale, trustee's sale conveyance in lieu thereof or termination of any underlying lease. Tenant shall upon demand at any time, before or after any such foreclosure or termination execute, acknowledge, and deliver to the Successor Landlord any written instruments and certificates evidencing such attornment as such Successor Landlord may reasonably require; provided, however, that Landlord shall use its reasonable efforts to require that such agreement provide that upon such attornment as long as Tenant is not in default hereunder, Tenant's possession of the Premises under this Lease shall not be disturbed.

     SECTION 18.3 Tenant shall, from time to time, within ten (10) days after request from Landlord, or from any mortgagee or lessor of Landlord, execute, acknowledge and deliver in recordable form a certificate certifying, to the extent true, that this Lease is in full force and effect and unmodified (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that the Term has commenced and the full amount of the Rent then accruing hereunder; the dates to which the Rent has been paid; that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; the amount, if any, that Tenant has paid to Landlord as a Security Deposit; that no Rent under this Lease has been paid more than thirty (30) days in advance of its due date; that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate); that Tenant, as of the date of such certificate, has no charge, lien, or claim of offset under this Lease or otherwise against Rent or other charges due or to become due hereunder; that, to the knowledge of Tenant, Landlord is not then in default under this Lease; and such other matters as may be reasonably requested by Landlord or any mortgagee or lessor of Landlord. Any such certificate may be relied upon by Landlord, any Successor Landlord, or any mortgagee or lessor of Landlord. Landlord agrees periodically to furnish, when reasonably requested in writing by Tenant, certificates signed by Landlord containing information similar to the foregoing information.

     SECTION 18.4 No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release of such obligations or a termination of this Lease unless (a) Tenant has given notice by registered or certified mail to any mortgagee or lessor of Landlord whose address shall have been furnished to Tenant, and (b) Tenant offers such mortgagee or lessor of Landlord a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effect a cure.


                                   ARTICLE 19
                            SURRENDER OF THE PREMISES

     SECTION 19.1 Upon the Expiration Date or earlier termination of this Lease, or upon any re-entry of the Premises by Landlord without terminating this Lease pursuant to Section 13.2(b), Tenant, at Tenant's sole cost and expense, shall peacefully vacate and surrender the Premises to Landlord in good order, broom clean and in the same condition as at the beginning of the Term or as the Premises may thereafter have been improved by Landlord or Tenant (provided that Tenant's improvements were made with Landlord's consent), reasonable use and wear thereof and repairs which are Landlord's obligations under Articles 9, 15 and 16 only excepted, and Tenant shall remove all of Tenant's Property (including, without limitation, all cabling and wiring for computer systems, telephones and the like whether located above the finished ceiling or underneath the floor), repair any damage resulting from such removal, and turn over all keys for the Premises to Landlord. Should Tenant continue to hold the Premises after the expiration or earlier termination of this Lease, such holding over, unless otherwise agreed to by Landlord in writing, shall constitute and be construed as a tenancy at sufferance at monthly installments of Rent equal to the greater of one hundred fifty percent (150%) of the monthly portion of Rent in effect as of the date of expiration or earlier termination or one hundred fifty percent (150%) of the fair market rental value of the Premises, and subject to all of the other terms, charges and expenses set forth herein except any right to renew this Lease or to expand the Premises or any right to additional services. The foregoing sentence shall in no event be construed to permit such holding over without Landlord's consent. Tenant shall also be liable to Landlord for all damages (including consequential damages) which Landlord suffers because of any holding over by Tenant, and Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant. The provisions of this
Article 19 shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 20
                           LANDLORD'S RIGHT TO INSPECT

     SECTION 20.1 Landlord shall retain duplicate keys to all doors of the Premises. Tenant shall provide Landlord with new keys should Tenant receive Landlord's consent to change the locks. Landlord shall have the right to enter the Premises at reasonable hours (or, in the event of an emergency, at any hour)
(a) to exhibit the same to present or prospective mortgagees, lessors or purchasers during the Term and to prospective tenants during the last year of the Term, (b) to inspect the Premises, (c) to confirm that Tenant is complying with all of Tenant's covenants and obligations under this Lease, (d) to clean or make repairs required of Landlord under the terms of this Lease, (e) to make repairs to areas adjoining the Premises, and (f) to repair and service utility lines or other components of the Building; provided, however, Landlord shall use reasonable efforts to minimize interference with Tenant's business. Landlord shall not be liable to Tenant for the exercise of Landlord's rights under this
Article 20 and Tenant hereby waives any claims for damages for any injury, inconvenience or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.

                                   ARTICLE 21
                                SECURITY DEPOSIT

     SECTION 21.1 Tenant's Security Deposit shall be held by Landlord, without liability for interest except to the extent required by law, as security for the performance of Tenant's obligations under this Lease. Unless required by applicable law, Landlord shall not be required to keep the Security Deposit segregated from other funds of Landlord. Tenant shall not assign or in a any way encumber the Security Deposit. Upon the occurrence of any Event of Default by Tenant, Landlord shall have the right, without prejudice to any other remedy, to use the Security Deposit, or portions thereof, to the extent necessary to pay any arrearages in Rent, and any other damage, injury or expense. Following any such application of all or any portion of the Security Deposit, Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, any remaining balance of the Security Deposit shall be returned to Tenant, provided that Tenant surrenders the Premises without damage pursuant to Article 19 hereof. If Landlord transfers its interest in the Premises during the Term, Landlord shall assign the Security Deposit to the transferee, and thereafter Landlord shall have no further liability to Tenant for the Security Deposit. In the event of a permitted assignment under this Lease by Tenant, the Security Deposit shall be held by Landlord as a deposit made by the permitted assignee and Landlord shall have no further liability with respect to the return of the Security Deposit to the original Tenant.

                                   ARTICLE 22
                                    BROKERAGE

     SECTION 22.1 Tenant and Landlord each represent and warrant to the other that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent in connection with the negotiation or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder's fee, or any other compensation of any kind or nature in connection herewith, other than with the Brokers identified in Section 1.1(R), and each party shall, and hereby agrees to, indemnify and hold the other harmless from all costs (including court costs, investigation costs, and attorneys' fees), expenses, or liability for commissions or other compensation claimed by any broker or agent with respect to this Lease which arise out of any agreement or dealings, or alleged agreement or dealings, between the indemnifying party and any such agent or broker, other than with the Brokers identified in Section 1.1(R). This provision shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 23
                       OBSERVANCE OF RULES AND REGULATIONS

     SECTION 23.1 Tenant and Tenant's servants employees, agents, visitors, and licensees shall observe faithfully and comply strictly with all Rules and

Regulations (herein so called) attached to this Lease as such Rules and Regulations may be changed from time to time. Landlord shall at all times have the right to make reasonable changes in and additions to such Rules and Regulations; provided Landlord gives Tenant prior notice of such changes and provided that such new rules and regulations or changes in existing rules and regulations do not conflict with this Lease, and do not materially interfere with the lawful conduct of Tenant's business in the Premises. Any failure by Landlord to enforce any of the Rules and Regulations now or hereafter in effect, either against Tenant or any other tenant in the Building, shall not constitute a waiver of any such Rules and Regulations. Landlord shall not be liable to Tenant for the failure or refusal by any other tenant, guest, invitee, visitor, or occupant of the Building to comply with any of the Rules and Regulations.


                                   ARTICLE 24
                                     NOTICES

     SECTION 24.1 All notices, consents, demands, requests, documents, or other communications (other than payment of Rent) required or permitted hereunder (collectively, "notices") shall be deemed given, whether actually received or not, when dispatched for hand delivery or delivery by next-day express courier (with signed receipts) to the other party, or on the second Business Day after deposit in the United States mail, postage prepaid, certified, return receipt requested, except for notice of change of address which shall be deemed given only upon actual receipt. The addresses of the parties for notices are set forth in Article 1, or any such other addresses subsequently specified by each party in notices given pursuant to this Section 24.1. Tenant hereby designates and appoints as its agent to receive notice of all dispossessory or distraint proceedings the person in charge of the Premises at the time said notice is given or occupying the Premises at said time; and if no person is in charge or occupying the Premises, then such service or notice may be made by attaching the same, in lieu of mailing, on the main entrance to the Premises.


                                   ARTICLE 25
                                  MISCELLANEOUS

     SECTION 25.1 PROFESSIONAL FEES. In any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover from the other party its professional fees for attorneys, appraisers and accountants, its investigation costs, and any other legal expenses and court costs incurred by the prevailing party in such action or proceeding.

     SECTION 25.2 REIMBURSEMENTS. Wherever the Lease requires Tenant to reimburse Landlord for the cost of any item, such costs will be the reasonable and customary charge periodically established by Landlord for such item. Landlord shall keep in its on-site manager's office a schedule of such charges (which Landlord may periodically change) for Tenant's examination. The schedule of charges may include, at the discretion of Landlord, a reasonable allocation of overhead, administrative, and related costs and a reasonable fee for Landlord's agent or manager who performs such services or arranges for performance of such services. All such charges shall be payable upon demand as Additional Rent.

     SECTION 25.3 SEVERABILITY. Every agreement contained in this Lease is, and shall be construed as, a separate and independent agreement. If any term of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable, the remaining agreements contained in this Lease shall not be affected.

     SECTION 25.4 NON-MERGER. There shall be no merger of this Lease with any ground leasehold interest or the fee estate in the Project or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or any interest in this Lease as well as any ground leasehold interest or fee estate in the Project or any interest in such fee estate.

     SECTION 25.5 LANDLORD'S LIABILITY. Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the estate and property of Landlord in the Project for the collection of any judgment or other judicial process requiring the payment of money by Landlord for any default or breach by Landlord under this Lease, subject, however, to the prior rights of any mortgagee or lessor of the Project. No other assets of Landlord or any partners, shareholders, or other principals of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim.

     SECTION 25.6 FORCE MAJEURE. Whenever the period of time is herein prescribed for action to be taken by Landlord or Tenant, Landlord or Tenant shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to force majeure, which term shall include strikes, riots, acts of God, shortages of labor or materials, war, governmental approvals, laws, regulations, or restrictions, or any other cause of any kind whatsoever which is beyond the reasonable control of Landlord or Tenant. Force Majeure shall not excuse or delay Tenant's obligation to pay Rent or any other amount due under this Lease.

     SECTION 25.7 HEADINGS. The article headings contained in this Lease are for convenience only and shall not enlarge or limit the scope or meaning of the various and several articles hereof. Words in the singular number shall be held to include the plural, unless the context otherwise requires. All agreements and covenants herein contained shall be binding upon the respective heirs, personal representatives, and successors and assigns of the parties thereto.

     SECTION 25.8 SUCCESSORS AND ASSIGNS. All agreements and covenants herein contained shall be binding upon the respective heirs, personal representatives, successors and assigns of the parties hereto. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, Tenant's obligations shall be joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant hereunder before proceeding against such guarantor, and any such guarantor shall not be released from its guarantee for any reason, including any amendment of this Lease, any forbearance by Landlord or waiver of any of Landlord's rights, the failure to give Tenant or such guarantor any notices, or the release of any party liable for the payment or performance of Tenant's obligations hereunder. Notwithstanding the foregoing, nothing contained in this Section 25.8 shall be deemed to override Article 8.

     SECTION 25.9 LANDLORD'S REPRESENTATIONS. Neither Landlord nor Landlord's agents or brokers have made any representations or promises with respect to the Premises, the Building, the Parking Facilities, the Land, or any other portions of the Project except as herein expressly set forth and all reliance with respect to any representations or promises is based solely on those contained herein. No rights, easements, or licenses are acquired by Tenant under this Lease by implication or otherwise except as, and unless, expressly set forth in this Lease.

     SECTION 25.10 ENTIRE AGREEMENT; AMENDMENTS. This Lease and the Exhibits and Riders attached hereto set forth the entire agreement between the parties and cancel all prior negotiations, arrangements, brochures, agreements, and understandings, if any, between Landlord and Tenant regarding the subject matter of this Lease. No amendment or modification of this Lease shall be binding or valid unless expressed in writing executed by both parties hereto.

     SECTION 25.11 TENANT'S AUTHORITY. If Tenant signs as a corporation, limited partnership or limited liability company, execution hereof shall constitute a representation and warranty by Tenant that Tenant is a duly organized and existing corporation, limited partnership or limited liability company, that Tenant has been and is qualified to do business in the State of Georgia and in good standing with the State of Georgia, that the corporation, limited partnership or limited liability company, has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation, limited partnership or limited liability company, were authorized to do so by appropriate corporate action. If Tenant signs as a general partnership, trust, or other legal entity, execution hereof shall constitute a representation and warranty by Tenant that Tenant has complied with all applicable laws, rules, and governmental regulations relative to Tenant's right to do business in the State of Georgia, that such entity has the full right and authority to enter into this Lease, and that all persons signing on behalf of Tenant were authorized to do so by any and all necessary or appropriate general partnership, trust, or other actions. Upon the request of Landlord, Tenant shall deliver to Landlord documentation satisfactory to Landlord evidencing Tenant's compliance with this Article, and Tenant agrees to promptly execute all necessary and reasonable applications or documents as reasonably requested by Landlord which may be required by the jurisdiction in which the Project is located to permit the issuance of necessary permits and certificates for Tenant's use and occupancy of the Premises.

     SECTION 25.12 GOVERNING LAW. This Lease shall be governed by and construed under the laws of the State of Georgia. Any action brought to enforce or interpret this Lease shall be brought in the court of appropriate jurisdiction in the county where the Building is located. Should any provision of this Lease require judicial interpretation, Landlord and Tenant hereby agree and stipulate that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of any rule or conclusion that a document should be construed more strictly against the party who itself or through its agents prepared the same, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had full opportunity to consult legal counsel of its choice before the execution of this Lease.

     SECTION 25.13 TENANT'S USE OF NAME OF THE BUILDING. Tenant shall not, without the prior written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and Tenant shall not do or permit the doing of anything in connection with Tenant's business or advertising (including brokers' flyers promoting sublease space) which in the reasonable judgment of Landlord may reflect unfavorably on Landlord or the Building or confuse or mislead the public as to any apparent connection or relationship between Tenant and Landlord, the Building, or the Land.

     SECTION 25.14 NO EASEMENT FOR LIGHT, AIR OR VIEW. Any elimination or shutting off of light, air, or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease and Landlord shall have no liability to Tenant with respect thereto.

     SECTION 25.15 CHANGES TO PROJECT BY LANDLORD. Landlord shall have the unrestricted right to make changes to all portions of the Project in Landlord's reasonable discretion for the purpose of improving access or security to the Project or the flow of pedestrian and vehicular traffic therein. Landlord shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, bathrooms, or any other Common Areas so long as reasonable access to the Premises remains available. Landlord shall also have the right to (a) rearrange, change, expand or contract portions of the Project constituting Common Areas and to add new improvements thereon (b) to use Common Areas while engaged in making improvements, repairs or alterations to the Project, or any portion thereof, and (c) to do and perform such other acts and make such other changes in to or with respect to the Project, or any portion thereof, as Landlord may, in the exercise of sound business judgment, deem to be appropriate. Landlord shall be entitled to change the name or address of the Building or the Project. Landlord shall have the right to close, from time to time, the Common Areas and other portions of the Project for such temporary periods as Landlord deems legally sufficient to evidence Landlord's ownership and control thereof and to prevent any claim of adverse possession by, or any implied or actual dedication to, the public or any party other than Landlord.

     SECTION  25.16  TIME OF  ESSENCE.  Time is of the  essence  of this  Lease.

     SECTION 25.17 LANDLORD'S ACCEPTANCE OF LEASE. The submission of this Lease to Tenant shall not be construed as an offer and Tenant shall not have any rights with respect thereto unless said Lease is consented to by mortgagee, and any lessor of Landlord, to the extent such consent is required, and Landlord executes a copy of this Lease and delivers the same to Tenant.

     SECTION 25.18 PERFORMANCE BY TENANT. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant, at Tenant's sole cost and expense, and without any abatement of Rent. If Tenant shall fail to pay any Rent, other than Base Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for longer than the period of cure, if any, permitted in Section 13.1, Landlord may, at its option, without waiving or releasing Tenant from obligations of Tenant, make any such payment or perform any such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the Interest Rate, from the date of such payment by Landlord, shall be payable to Landlord on demand. Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non- payment thereof by Tenant as in the case of default by Tenant in the payment of Rent.

     SECTION 25.19 FINANCIAL STATEMENTS. At any time during the term of this Lease, Tenant shall, upon ten (10) days prior written notice from Landlord, provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

     SECTION 25.20 LICENSEE DISCLOSURE. Landlord advises Tenant that Prentiss Properties Limited, Inc. ("PPL") is the agent of Landlord in connection with this Lease and that Landlord is paying PPL a commission in connection with this Lease. PPL has not represented Tenant in this transaction. To the extent that another broker is listed in Section 1.1R above, said broker has represented the tenant in this transaction and has not represented Landlord in this transaction, but Landlord is paying such other broker a commission in connection with this Lease.

     SECTION 25.21 CONFIDENTIALITY. Tenant hereby acknowledges and agrees with Landlord that the amount of Rent due and payable under this Lease and all other terms of this Lease negotiated between Landlord and Tenant shall be and remain confidential to the parties to this Lease, and Tenant, in consideration of Landlord's entering into this Lease, hereby agrees with Landlord that Tenant shall not disclose in any manner to any third party (except as may be required by law) the amount of the Rent due and payable by Tenant under this Lease or any of the other terms of this Lease.

     SECTION 25.22 HOMESTEAD. Tenant waives all homestead rights and exemptions which it may have under any law as against any obligation owing under this Lease, and assigns to Landlord its homestead and exemptions to the extent necessary to secure payment and performance of its covenants and agreements hereunder.

     SECTION 25.23 LANDLORD'S LIEN. Landlord shall at all times have a valid first lien upon all of the personal property of Tenant situated in the Premises to secure payment of rent and other sums and charges due hereunder from Tenant to Landlord and to secure the performance by Tenant of each of the covenants, warranties, agreements and conditions hereof. Said personal property shall not be removed from the Premises without the consent of Landlord until all arrearage in Rent and other charges, as well as any and all other sums of money due hereunder shall first have been paid and discharged and until this Lease and all of the covenants, conditions, agreements and provisions have been fully performed by Tenant. Tenant shall from time to time execute any financing statements and other instruments necessary to perfect the security interest granted herein. The lien herein granted may be foreclosed in the manner and form provided by law for the foreclosure of security instruments or chattel mortgages, or in any other manner provided by law. This Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of the State of Georgia.

     SECTION 25.24 WAIVER OF BREACH. No waiver of any breach of the covenants, warranties, agreements, provisions, or conditions contained in this Lease shall be construed as a waiver of said covenant, warranty, provision, agreement or condition or of any subsequent breach thereof, and if any breach shall occur and after which be compromised, settled or adjusted, this Lease shall continue in full force and effect as if no breach had occurred.

     SECTION 25.25 NO ESTATE. This Lease shall create the relationship of landlord and tenant only between Landlord and Tenant and no estate shall pass out of Landlord. Tenant shall have only an usufruct, not subject to levy and sale and not assignable in whole or in part by Tenant except as herein provided.

     SECTION 25.26 WAIVER OF JURY TRIAL. TENANT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR

COUNTERCLAIM FILED BY EITHER PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS LEASE AND TENANT'S OCCUPANCY OF THE PREMISES, OR ANY ACTS OR OMISSIONS OF LANDLORD IN CONNECTION THEREWITH.


                                   ARTICLE 26
                               SUBSTITUTION SPACE

     SECTION 26.1 Landlord shall have the right at any time prior to the end of the Term of this lease, or any renewal or extension hereof, to substitute, instead of the Premises, other space within the Building, or other buildings within the Office Park (which space shall have a Net Rentable Area of not less than the Net Rentable Area in the Premises as of the date of such substitution) hereinafter called the "Substitution Space". If Landlord desires to exercise this right but, in Landlord's reasonable opinion there is no suitable Substitution Space then available in the Office Park, and in the event of Landlord's redevelopment of the Building, Landlord shall have the right to terminate this Lease by written notice to Tenant on a date specified by Landlord which date shall not be sooner than one hundred eighty (180) days after the date of Landlord's notice to Tenant.

     SECTION 26.2  DELETED

     SECTION 26.3 If Landlord desires to exercise such right after the Commencement Date, Landlord shall give Tenant at least sixty (60) days' prior written notice thereof specifying the effective date of such substitution, whereupon, as of such effective date: (a) the description of the Premises set forth in this lease shall, without further act on the part of Landlord or Tenant, be deemed amended so that the Substitution Space shall, for all purposes, be deemed the Premises hereunder, and all of the terms, covenants, conditions, provisions, and agreements of this Lease, including those agreements to pay Rent, shall continue in full force and effect and shall apply to the Substitution Space, and (b) Tenant shall move from the present Premises into the Substitution Space and shall vacate and surrender possession to Landlord of the present Premises, and if Tenant continues to occupy the present Premises after such effective date, then thereafter, during the period of such occupancy, Tenant shall pay Rent for the present Premises as set forth in this Lease, in addition to the Rent for the Substitution Space at the above- described rates. Tenant shall accept possession of the Substitution Space in its "as-is" condition as of such effective date.

     SECTION 26.4 Notwithstanding the provisions of Section 26.3 above, if Landlord exercises its right to substitute the Substitution Space for the Premises after the Commencement Date, then Tenant shall have the option to require Landlord to alter the Substitution Space in the same manner as the present Premises were finished out or altered pursuant to the Lease. Such option shall be exercised, if at all, by notice from Tenant to Landlord within fifteen
(15) days after the aforesaid notice from Landlord to Tenant of such proposed substitution; otherwise, such option in favor of Tenant shall be null and void. Tenant shall not have the right to exercise such option at any time when Tenant is in default under any of the terms, covenants, conditions, provisions, or agreements of this Lease. If such option is validly so exercised by Tenant: (a) Tenant shall continue to occupy the present Premises (upon all of the terms, covenants, conditions, provisions, and agreements of this Lease, including the covenant for the payment of Rent) until the date on which Landlord shall have substantially completed such alteration work in the Substitution Space; and (b) Tenant shall move from the present Premises into the Substitution Space immediately upon the date of such substantial completion by Landlord and shall vacate and surrender possession to Landlord of the present Premises after such date, then, thereafter during the period of such occupancy, Tenant shall pay Rent for the present Premises as set forth in this lease in addition to the Rent for the Substitution Space at the above-described rates. With respect to such alteration work in the Substitution Space, if Tenant requests materials or installations other than those originally installed by Landlord, or if Tenant shall make changes in the work (such non- original materials or installations or changes being subject to Landlord's prior written approval), and if such non-original materials or installations or changes shall delay the work to be performed by Landlord, or if Tenant shall otherwise delay the substantial completion of the work, the occurrence of such delays shall in no event postpone the date for the commencement of the payment of Rent for such Substitution Space beyond the date on which such work would have been substantially completed but for such delays, and in addition, Tenant shall continue to pay Rent for the present Premises as set forth in this Lease until it vacates and surrenders same as aforesaid. Landlord at its discretion may substitute materials of like quality for the materials originally utilized.

     SECTION  26.5  If  Landlord  exercises  this  relocation  right  after  the
Commencement Date, Landlord shall reimburse Tenant for Tenant's reasonable out-of-pocket expenses for moving Tenant's furniture, equipment, supplies and telephones and telephone equipment from the present Premises to the Substitution Space and for reprinting Tenant's stationery of the same quality and quantity of Tenant's stationery supply on hand immediately prior to Landlord's notice to Tenant of the exercise of this substitution right. Tenant shall also be reimbursed by Landlord for the Tenant's unamortized cost of Leasehold Improvements, if any, installed in the original Premises at Tenant's expense.

     SECTION 26.6 Notwithstanding the foregoing provisions of this Article 26, in the event of redevelopment of the Building, instead of relocating the Premises to Substitution Space, Landlord may terminate this Lease upon no less than one hundred eight (180) days written notice to Tenant. On the effective date of such termination, the obligations of Landlord and Tenant under the Lease, including Tenant's obligation to pay Rent, shall terminate, except for those matters which expressly survive the expiration or earlier termination of the Lease.

                                   ARTICLE 27
                                OTHER DEFINITIONS

     When used in this Lease, the terms set forth hereinbelow shall have the following meanings: (a) "Business Days" shall mean Monday through Friday (except for Holidays); "Business Hours" shall mean 8:00 a.m. to 6:00 p.m. on Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturdays (except for Holidays); and "Holidays" shall mean those holidays designated by Landlord, which holidays shall be consistent with those holidays designated by landlords of other office buildings in the Atlanta, Georgia suburban area. (b) "Common Areas" shall mean those certain areas and facilities of the Building and the Parking Facilities and those certain improvements to the Land which are from time to time provided by Landlord for the use of tenants of the Building and their employees, clients, customers, licensees and invitees or for use by the public, which facilities and improvements include any and all corridors, elevator foyers, vending areas, bathrooms, electrical and telephone rooms, mechanical rooms, janitorial areas and other similar facilities of the Building and of the Parking Facilities and any and all grounds, parks, landscaped areas, outside sitting areas, sidewalks, walkways, tunnels, pedestrianways, driveways, skybridges, and generally all other improvements located on the Land, or which connect the Land to other buildings. (c) The words "day" or "days" shall refer to calendar days, except where "Business Days" are specified. (d) The words "herein", "hereof", "hereby", "hereunder" and words of similar import shall be construed to refer to this Lease as a whole and not to any particular Article or Section thereof unless expressly so stated. (e) The words "include" and "including" shall be construed as if followed by the phrase "without being limited to." (f) "Net Rentable Area" shall mean (1) in the case of a single tenancy floor, all floor area measured from the inside surface of the outer glass of the Building, excluding only the areas ("Service Areas") within the outside wall used for the Building's stairs, fire towers, elevator shafts, vertical penetrations of the Building's central atrium, flues, vents, stacks, pipe shafts, and vertical ducts (which areas shall be measured from the mid-point of walls enclosing such areas, except for the Building's central atrium, which shall be measured from the inside surface (with respect to the Premises) of the glass enclosing such atrium), but including any Service Areas which are for the specific use of the particular tenant, such as special stairs or elevators, plus an allocation of the square footage of the Building's central areas for providing telephone, electrical, mechanical, janitorial, security and mail services, as well as, the central entry lobby, ground level elevator lobby and service elevator lobby, central fire exit corridors, service exit corridor and central loading dock (the "Central Areas"), and (2) in the case of a floor to be occupied by more than one tenant, all floor areas within the inside surface (with respect to the Premises) of the glass enclosing vertical penetrations of the Building's central atrium, and to the midpoint of the walls separating areas leased by or held for lease to other tenants or from the Common Areas, but including a proportionate part of the Common Areas located on such floor based upon the ratio which Tenant's Net Rentable Area (excluding Common Areas) on such floor bears to the aggregate Net Rentable Area (excluding Common Areas) on such floor, plus an allocation of the square footage of the Building's Central Areas. In the case of both single and multiple tenant floors, telephone, electrical, mechanical, maintenance, janitorial or security rooms not included in the Building's Central Areas but which serve more than one floor shall be considered Common Areas and shall be allocated among all tenants whose premises are served thereby, regardless of whether such premises are located on the same floor as the rooms in question. Such allocation shall be made in accordance with the proportion of the Net Rentable Area so served. No deductions from Net Rentable Area shall be made for columns or projections necessary to the Building. Net Rentable Area of the Building shall include office and retail space; it being understood, however, that the foregoing formula to be used in the calculation of the Net Rentable Area of office space shall not necessarily be the formula used by Landlord to calculate the Net Rentable Area of any retail space in the Building. (g)
Reference to Landlord as having "no liability to Tenant" or being "without liability to Tenant" or words of like import shall mean that Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of Tenant's other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other right or kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant's use or occupancy of the Premises. (h) A "repair" shall be deemed to include such rebuilding, replacement and restoration as may be necessary to achieve and maintain good working order and condition. (i) The "termination of this Lease" and words of like import includes the expiration of the Term or the cancellation of this Lease pursuant to any of the provisions of this Lease or to law. Upon the termination of this Lease, the Term shall end at 11:59 p.m. on the date of termination as if such date were the Expiration Date, and neither party shall have any further obligation or liability to the other after such termination except (i) as shall be expressly provided for in this Lease and (ii) for such obligations as by their nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment (which shall be apportioned as of the date of such termination) which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease. (j) The "terms of this Lease" shall be deemed to include all terms, covenants, conditions, provisions, obligations, limitations, restrictions, reservations and agreements contained in this Lease. (k) "Tenant" shall be deemed to include Tenant's successors and assigns (to the extent permitted by Landlord) and any and all occupants of the Premises permitted by Landlord and claiming by, through or under Tenant. (l) A "year" shall mean a calendar year.

     IN WITNESS WHEREOF, Landlord and Tenant have set their hands and seals hereunto and have caused this Lease to be executed by duly authorized officials thereof, as of the day and year set forth on the cover page hereof.

                             LANDLORD:

                             PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership

                             By:   Prentiss Properties I, Inc., general partner

                                   By: /s/ Todd Pardon
                                       -----------------------------------------
                                       Name:  Todd Pardon
                                       Title: VP


                                   By: /s/ J. Kevan Dilbeck
                                       -----------------------------------------
                                       Name:  J. Kevan Dilbeck
                                       Title: Senior Vice President


                             TENANT:

                             SIMIONE CENTRAL HOLDINGS, INC.,
                             a Delaware corporation


                                   By: /s/ Kathryn B. McClellan
                                       -----------------------------------------
                                       Name:  Kathryn B. McClellan
                                       Title: SVP Corporate Relations


                                   By: /s/ Dennis Brauckman
                                       -----------------------------------------
                                       Name:  Dennis Brauckman
                                       Title: VP Finance

                                                    [CORPORATE SEAL]

                                    EXHIBIT A

                           FLOOR PLAN OF THE PREMISES

                                    EXHIBIT B

                                    THE LAND

                                    EXHIBIT C

                             LEASEHOLD IMPROVEMENTS

                                   WORK LETTER

                                    ARTICLE 1
                              TENANT'S OBLIGATIONS

          1.01 Landlord shall, at Landlord's cost and expense, construct the Leasehold Improvements in accordance with certain Plans and Specifications to be prepared by Space Planner and approved by Landlord and Tenant (the "Working Drawings and Specifications"). Notwithstanding the foregoing, Landlord and Tenant acknowledge and agree that under no circumstances shall Landlord be obligated to spend more than $8.00 per rentable square foot contained in the Premises to construct the Leasehold Improvements pursuant to the mutually approved Working Drawings and Specifications.

          1.02 Unless otherwise agreed to in writing by Landlord and Tenant, all work involved in the construction and installation of the Leasehold Improvements shall be carried out by Contractor under the sole direction of Landlord. Tenant shall cooperate with Landlord, Contractor and the Space Planner to promote the efficient and expeditious completion of such work.

          1.03 In the Tenant requests any changes in the initially approved Working Drawings and Specifications, Tenant shall be responsible for the following:

          (a) Payment of the following:

               (i) All costs, including professional fees, of Space Planner which are related to the review and preparation of any changes to the Tenant's Working Drawings and Specifications (collectively referred to as "Planning Costs");

               (ii) All costs to complete the construction of any requested changes in the initially approved Leasehold Improvements, including but not limited to the cost of all labor and materials supplied by Contractor and
Landlord and their respective material suppliers, independent contractors, and subcontractors to construct and complete the changes in the Leasehold Improvements, including but not limited to the Contractor's profit and overhead expenses; and

               (iii) Landlord's standard fee of five percent (5%) for Landlord's additional expenses incurred in the management and supervision of the construction and installation of any changes in the initially approved Leasehold Improvements. The fee set forth in this paragraph, together with the Planning Costs and the costs set forth in Section 1.03(a)(ii) above are collectively referred to herein as "Tenant's Construction Costs."

          (b) Tenant shall pay to Landlord, upon substantial completion of the Leasehold Improvements, Tenant's Construction Costs, such amount to be indicated on a statement delivered by Landlord to Tenant.

          (c) Tenant agrees that in the event it fails to make any payment required in this Exhibit C in a timely manner, including, but not limited to, those payments due under subsection (b) above, Landlord, in addition to any and all other remedies allowed it by law or in equity, shall have the same rights and remedies against Tenant as Landlord would have upon the occurrence of an Event of Default of payment of Rent under this Lease.

                                    ARTICLE 2

                             [INTENTIONALLY OMITTED]

                                    ARTICLE 3
                                   DEFINITIONS

          The following terms shall have the meanings herein specified for all purposes of this Exhibit C, and, in addition to the terms defined herein, the definitions in this Lease shall also apply to this Exhibit C.

          3.01 "Building Standard" means the quantity and quality of materials, finishes, and workmanship from time to time specified as such by Landlord for the Building.

          3.02  "Contractor"  means the contractor  selected pursuant to Section
1.01 above to construct and install the Leasehold Improvements in the Premises.

          3.03 "Landlord's Punch List" shall refer to that list determined jointly by Landlord and Tenant of those matters remaining to be accomplished to complete construction of the Leasehold Improvements.

          3.04 "Leasehold Improvements" shall mean the improvements to be constructed pursuant to the Working Drawings and Specifications.

          3.05 "Net Rentable Area" shall have the meaning specified in the Lease.

          3.06 "Net Rentable Area of the Premises" shall be the number of square feet of the Premises described in this Lease.

          3.07 "Non-Building Standard" means all materials, finishes, and workmanship used in connection with the construction and installation of the Leasehold Improvements which deviate from Building Standard in terms of quantity or quality (or both).

          3.08 The "Space Planner" shall mean Hendrick & Associates or such other space planner selected by Tenant and approved by Landlord.

          3.09 "Tenant Delay" shall mean any delay in the occurrence of substantial completion of the Leasehold Improvements caused in whole or in part by any one or more of the following:

          (a) Tenant's request for change orders whether or not any such change orders are actually performed; or

          (b) Contractor's performance of any change orders; or

          (c)  Tenant's   request  for  materials,   finishes  or  installations
requiring unusually long lead times; or

          (d) Tenant's delay in reviewing, revising or approving plans and specifications; or

          (e) Tenant's delay in providing information critical to the normal progression of the Leasehold Improvement work. Tenant shall provide such information as soon as reasonably possible, but in no event longer than three
(3) days after receipt of such written request for information from Landlord; or

          (f) Tenant's delay in making payments to Landlord for Tenant's Construction Costs; or

          (g) Changes in the Working Drawings and Specifications made by Tenant either before or during the construction of the Leasehold Improvements which result in the Leasehold Improvements being substantially completed later than they would have been substantially completed absent said changes; or

          (h) Any "long-lead time" Non-Building Standard leasehold improvement item (e.g. millwork) which cannot be fabricated, delivered to the job, and completely installed within the same time frame as the remainder of the Building Standard leasehold improvements shown on the Working Drawings and Specifications; or

          (i) Any other act or omission by Tenant, its agents, architects, engineers, contractors, consultants, or persons employed by any of such persons.

                                    EXHIBIT D

                           FORM OF COMMENCEMENT NOTICE


     This Commencement Notice is delivered this ____ day of _______________, 2001, by Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership ("Landlord") to Simione Central Holdings, Inc., a Delaware corporation ("Tenant"), pursuant to the provisions of Section 3.03 of that certain Lease Agreement (the "Lease"), dated January ____ 2001, by and between Landlord and Tenant covering certain space in the Building known as 2625 Cumberland Parkway, Atlanta, Georgia. All terms used herein with their initial letter capitalized shall have the meaning assigned to such terms in the Lease.

                              W I T N E S S E T H:

     1. The Building, the Premises, the Parking Facilities, and all other improvements required to be constructed and furnished by Landlord in accordance with the terms of the Lease have been satisfactorily completed by the Landlord and accepted by the Tenant.

     2. The Premises have been delivered to, and accepted by, the Tenant, subject to the completion of "punch list" items, if any.

     3. The Commencement Date of the Lease is the ____ day of ____________, 2001, the Expiration Date is the ___ day of ______________, 2004.

     4. The Premises consist of ______________ square feet of Net Rentable Area on the third (3rd) floor of the Building.

     5. Base Rent which includes Base Year Operating Costs for 2001, is $211,327.00 per annum, payable in monthly installments of $17,610.58, subject, however, to (i) increases in the Base Rent as provided in the Lease, and (ii) the provisions of the Lease relating to payment of Operating Costs in excess of Base Year Operating Costs for 2001.

     6. Remittance of the foregoing payments shall be made on the first day of each month in accordance with the terms and conditions of the Lease at the following address:

             Prentiss Properties Acquisition Partners, L.P.
             P.O. Box 905161
             Charlotte, North Carolina  28290-5161

     IN WITNESS WHEREOF, this instrument has been duly executed by Landlord as of the date first written above.

                           LANDLORD:

                           PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership


                           By: Prentiss Properties I, Inc., general partner


                                  By: ________________________________________
                                         Name: _______________________________
                                         Title:_______________________________

                                  By: ________________________________________
                                         Name: _______________________________
                                         Title:_______________________________

                                   RIDER NO. 1

                              RULES AND REGULATIONS


     1. Sidewalks, doorways, vestibules, halls, stairways and similar areas shall not be obstructed by tenants or their officers, agents, servants, and employees, or used for any purpose other than ingress and egress to and from the Premises and for going from one part of the Building to another part of the Building.

     2. Plumbing fixtures and appliances shall be used only for the purpose for which constructed, and no sweepings, rubbish, rags, or other unsuitable material shall be thrown or placed therein. The cost of repairing any stoppage or damage resulting to any such fixtures or appliances from misuse on the part of a tenant or such tenant's officers, agents, servants, and employees shall be paid by such tenant.

     3. No signs, posters, advertisements, or notices shall be painted or affixed on any of the windows or doors, or other part of the Building, except of such color, size, and style, and in such places, as shall be first approved in writing by the building manager. No nails, hooks, or screws shall be driven into or inserted in any part of the Building, except by Building maintenance personnel.

     4. Directories will be placed by Landlord, at Landlord's own expense, in conspicuous places in the Building. No other directories shall be permitted.

     5. The Premises shall not be used for conducting any barter, trade, or exchange of goods or sale through promotional give-away gimmicks or any business involving the sale of second-hand goods, insurance salvage stock, or fire sale stock, and shall not be used for any auction or pawnshop business, any fire sale, bankruptcy sale, going-out-of- business sale, moving sale, bulk sale, or any other business which, because of merchandising methods or otherwise, would tend to lower the first-class character of the Building.

     6. Tenants shall not do anything, or permit anything to be done, in or about the Building, or bring or keep anything therein, that will in any way increase the possibility of fire or other casualty or obstruct or interfere with the rights of, or otherwise injure or annoy, other tenants, or do anything in conflict with the valid pertinent laws, rules, or regulations of any governmental authority.

     7. Tenant shall not place a load upon any floor of the premises which exceeds to floor load per square foot which such floor was designed to carry or which is allowed by applicable building code. Landlord may prescribe the weight and position of all safes and heavy installations which Tenant desires to place in the premises so as properly to distribute the weight thereof. All damage done to the Building by the improper placing of heavy items which overstress the floor will be repaired at the sole expense of the Tenant.

     8. A tenant shall notify the building manager when safes or other heavy equipment are to be taken into or out of the Building. Moving of such items shall be done under the supervision of the building manager, after receiving written permission from him/her.

     9. Corridor doors, when not in use, shall be kept closed.

     10. All deliveries must be made via the service entrance and service elevators during normal business hours or as otherwise directed or scheduled by Landlord. Prior approval must be obtained from Landlord for any deliveries that must be received after normal business hours.

     11. Each tenant shall cooperate with building employees in keeping the premises neat and clean.

     12. Nothing shall be swept or thrown into the corridors, halls, elevator shafts, or stairways. No birds, animals, or reptiles, or any other creatures, shall be brought into or kept in or about the building.

     13. Should a tenant require telegraphic, telephonic, annunciator, or any other communication service, Landlord will direct the electricians and installers where and how the wires are to be introduced and placed, and none shall be introduced or placed except as Landlord shall direct.

     14. Tenants shall not make or permit any improper noises in the Building, or otherwise interfere in any way with other tenants or persons having business with them.

     15. No equipment of any kind shall be operated on the premises that could in any way annoy any other tenant in the Building without written consent of Landlord.

     16. Business machines and mechanical equipment belonging to Tenant which cause noise and/or vibration that my be transmitted to the structure of the Building or to any leased space so as to be objectionable to Landlord or any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, in setting of cork, rubber, or spring type noise and/or vibration eliminators sufficient to eliminate vibration and/or noise.

     17. Tenants shall not use or keep in the Building any inflammable or explosive fluid or substance, or any illuminating material, unless it is battery powered, UL approved.

     18. Tenants employees or agents, or anyone else who desires to enter the Building after normal business hours, may be required to provide appropriate identification and sign in upon entry, and sign out upon leaving, giving the location during such person's stay and such person's time of arrival and departure, and shall otherwise comply with any reasonable access control procedures as Landlord may from time to time institute.

     19. Landlord has the right to evacuate the Building in event of emergency or catastrophe.

     20. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant, before occupying the Premises, shall procure and maintain such license or permit and submit it for Landlord's inspection. Tenant shall at all times comply with the terms of any such license or permit.

     21. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and street address of the Building.

     22. Upon Tenant's occupancy, Landlord shall provide Tenant with one (1) security card and one (1) entry key for each 300 square feet of Net Rentable Area of the Premises. Tenant may purchase additional entry keys and security cards from Landlord. Upon the expiration or earlier termination of this Lease, Tenant shall return the security card and all entry keys which were provided to Tenant upon occupancy of the Premises.

     23. Landlord reserves the right to rescind any of these Rules and Regulations and make such other and further rules and regulations not inconsistent with the express terms of the lease as in the judgment of Landlord shall from time to time be needed for the safety, protection, care, and cleanliness of the Building, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees, and invitees, which Rules and Regulations when made and notice thereof given to a tenant shall be binding upon him in like manner as if originally herein prescribed. In the event of any conflict, inconsistency, or other difference between the terms and provisions of these Rules and Regulations, as now or hereafter in effect and the terms and provisions of any lease now or hereafter in effect between Landlord and any tenant in the Building, Landlord shall have the right to rely on the term or provision in either such lease or such Rules and Regulations which is most restrictive on such tenant and most favorable to Landlord.

     24. No smoking shall be permitted inside the Building or the Premises, and shall be permitted only in areas designated by Landlord outside the Building.

                                   RIDER NO. 2

                              SPECIAL STIPULATIONS


     In the event of any conflict between the terms and provisions of these Special Stipulations and the remaining provisions of this Lease, the terms and provisions of these Special Stipulations shall control:

     1. ELECTRICAL SERVICE TO THE PREMISES. Landlord shall install, as a part of the Leasehold Improvements to the Premises, three (3) 220-volt outlets in a location approved by Landlord and Tenant for use by Tenant in connecting and operating Tenant's photocopying equipment in the Premises.

     2. SERVICES OF LANDLORD. In addition to the services set forth in Article 7 of the Lease, Landlord agrees to clean the exterior of the windows of the Premises not less often than annually during the Term of this Lease.

     3. CONTINGENCY. Anything contained in the Lease to the contrary notwithstanding, the effectiveness of the Lease is contingent upon Landlord entering into a Lease Cancellation Agreement with the tenant currently in possession of the Premises (the "Current Tenant") upon terms and conditions acceptable to Landlord in Landlord's sole discretion. If Landlord and the Current Tenant fail to enter into such Lease Cancellation Agreement by or before March 1, 2001, or in the event Landlord is unable to deliver possession of the Premises unencumbered by any lease or occupant on or before such date, the Lease shall be void and of no further force or effect and neither Landlord nor Tenant shall be liable in any manner to the other for the ineffectiveness of the Lease or for the failure of Landlord and Current Tenant to enter into any such Lease Cancellation Agreement.


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